UBS Securities LLC	UBS Investment Bank

Amendment No. 1 dated November 7, 2012† to Pricing Supplement dated May 16, 2012 Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-178960

UBS AG Fisher Enhanced Big Cap Growth Securities

Linked to the Russell 1000® Growth Index Total Return

UBS AG $946,198,125 Securities Linked to the Russell 1000® Growth Index Total Return due May 28, 2013

Investment Description

Fisher Enhanced Big Cap Growth Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS”) with returns linked to the performance of the Russell 1000® Growth Index Total Return (the “underlying index”). The Securities are designed to replicate a leveraged, double-long position in the underlying index. At maturity, you will receive a cash payment per Security equal to $25.00 plus a return equal to (i) double the index return minus the index adjustment factor minus (ii) a redemption fee upon an early redemption, subject to the occurrence of a rebalance event. The Securities will be subject to automatic early redemption if the underlying index level during any trading day during the period from, but excluding, the trade date to, and including the final valuation date is less than the early redemption level (an “early redemption event”). The terms of the Securities may also be adjusted if the underlying index level during any trading day during the period from, but excluding, the trade date to, and including the final valuation date falls below the rebalance trigger (a “rebalance event”). Investors will not receive any interest payments during the term of the Securities. Investing in the Securities involves significant risks. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis and may lose your entire investment in the Securities. You will have a loss on your investment if the index return is negative or not sufficiently positive to offset the effect of these fees and other reductions. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The Securities are intended for sophisticated investors. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in leveraged investments. Investors should actively and frequently monitor their investments in the Securities, even intraday.

Features

❑

Leveraged Exposure: The Securities provide an opportunity for leveraged participation in any positive index return, if held to maturity. However, the Securities do not guarantee any repayment of principal, and you will be exposed to a leveraged multiple of any negative index return and will also be subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event. If the index return is positive, but the increase in the level of the underlying index is insufficient to offset these fees and other reductions, you will have a loss on your investment in the Securities.

❑

Early Redemption Event: UBS will automatically call the Securities early if the underlying index level at any time during the period from, but excluding, the trade date to, and including the final valuation date is less than the early redemption level. An early redemption event caused by a breach of the early redemption level would likely result in the loss of a substantial portion, or all, of your principal amount.

❑

Optional Early Redemption: You may also elect to have UBS redeem the Securities early during the optional redemption period provided you comply with the optional early redemption requirements detailed on page 7.

❑

Rebalance Event: The terms of the Securities may also be adjusted if the underlying index level at any time at which a market disruption event is not occurring on any trading day is less than the rebalance trigger and an early redemption event has not occurred. A rebalance event will cause a deleveraging of the Securities, a principal reduction to be incurred and may adversely affect you.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE A LEVERAGE FACTOR WHICH DOUBLES THE MARKET RISK OF THE UNDERLYING INDEX. THIS LEVERAGE RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 13 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-15 OF THE FISHER ENHANCED BIG CAP GROWTH SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

These terms relate to the Securities we are offering. Each of the Securities offered hereby is linked to the Russell 1000® Growth Index Total Return.

Underlying Index	Starting Level	Term	Trade Date	Settlement Date	Final Valuation Date	Maturity Date	CUSIP / ISIN
Russell 1000® Growth Index Total Return	554.6587	53 weeks	May 16, 2012	May 21, 2012	May 22, 2013	May 28, 2013	90268U176/ US90268U1768

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms set forth in the Fisher Enhanced Big Cap Growth Securities product supplement relating to the Securities, the accompanying prospectus and this pricing supplement. See “Key Risks” on page 13 and the more detailed “Risk Factors” beginning on page PS-15 of the Fisher Enhanced Big Cap Growth Securities product supplement (the “product supplement”) relating to the Securities for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, or the accompanying product supplement, index supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

Offering of Securities	Price to Public		Underwriting Compensation		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to the Russell 1000® Growth Index Total Return Index	$946,198,125.00	$25.00	$0.00	$0.00	$946,198,125.00	$25.00

†	This amended pricing supplement supersedes in its entirety the related pricing supplement dated May 16, 2012 for the Securities. We refer to this amended pricing supplement as the pricing supplement.

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by an index supplement and a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offerings to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to these offerings that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you the prospectus, the index supplement and the product supplement if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Fisher Enhanced Big Cap Growth Securities” or the “Securities” refer to the Securities that are offered hereby. References to the “Fisher Enhanced Big Cap Growth Securities product supplement” or “product supplement” mean the accompanying UBS product supplement, dated May 16,

2012, references to the “index supplement” mean the UBS Index Supplement, dated January 24, 2012 and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated January 11, 2012.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 13 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

This amended and restated pricing supplement amends and restates and supersedes the pricing supplement related hereto dated May 16, 2012 in its entirety.

Investor Suitability

The Securities may be suitable for you if:

♦	You seek leveraged exposure to the positive and negative returns of the underlying index.

♦	You can tolerate a loss of all or a substantial portion of your investment in the Securities.

♦

You believe that the level of the underlying index will increase sufficiently over the term of the Securities to offset the effect of the index adjustment factor, any redemption fee upon an early redemption or a principal amount reduction upon a rebalance event.

♦	You can tolerate the potentially large movements positively and negatively in the value of the Securities prior to maturity.

♦	You are willing to hold the Securities to maturity but can tolerate an automatic early redemption of the Securities, which will likely result in a significant or complete loss on your investment.

♦	You do not believe that the level of the underlying index will drop below the early redemption level or the rebalance trigger at any time during the observation period.

♦	You do not seek periodic income from your investment.

♦	You are not seeking an investment for which there will be an active secondary market.

♦

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity, a term of approximately 1 year, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦	You are not seeking leveraged exposure to the underlying index.

♦	You cannot tolerate a loss of all or a substantial portion of your investment in the Securities.

♦

You believe that the level of the underlying index will decrease over the term of the Securities or will not increase sufficiently to offset the effect of the index adjustment factor, any redemption fee upon an early redemption or a principal amount reduction upon a rebalance event.

♦	You believe that the level of the underlying index will drop below the early redemption level or the rebalance trigger at any time during the observation period.

♦	You are unable or unwilling to hold the Securities to maturity or cannot tolerate an automatic early redemption of the Securities.

♦	You seek periodic income from your investment.

♦	You seek an investment for which there will be an active secondary market.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of non-structured fixed income investments with comparable maturities and credit ratings.

♦

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 1 year, or you seek an investment for which there will be an active secondary market for the Securities.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 13 of this pricing supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Principal Amount per Security	$25.00 per Security
Underlying Index	Russell 1000® Growth Index Total Return. Ticker: RU10GRTR
Intraday Index	Russell 1000® Growth Index Ticker: RLG
Payment at Maturity or upon an Early Redemption

Unless your Securities are redeemed early, on the maturity date you will receive a cash payment per Security equal to the redemption amount.

If your Securities are redeemed early pursuant to an optional early redemption or an early redemption event, you will receive a cash payment per Security equal to the redemption amount three business days following the applicable valuation date (the “early redemption settlement date”), and no further amounts will be owed to you under the Securities.

Redemption Amount

An amount equal to sum of (i) the principal amount plus (ii) (a) the principal amount multiplied by the leverage factor multiplied by the (b) index return minus the index adjustment factor minus (iii) the redemption fee for an early redemption.

Expressed as a formula:

Principal Amount + [Principal Amount x Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee for an early redemption.

Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis and may lose your entire investment in the Securities. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The formula for the redemption amount will be adjusted upon the occurrence of a rebalance event as described under “General Terms of the Securities — Rebalance Event” on page PS-24 of the accompanying product supplement.

Leverage Factor	2
Index Return	Ending Level – Starting Level Starting Level
Starting Level	The index constituent VWAP from 9:30 a.m. to 4:00p.m. (New York City time) on the trade date, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28 of the accompanying product supplement.
Index Constituent VWAP	For any designated time interval, the average of the volume weighted average price of each index component as published on the Bloomberg page for each index constituent ticker <Equity> VAP <Go> or any successor page, weighted by the then-applicable weight published by the index sponsor.

Index Adjustment Factor	A rate equal to 3-month USD LIBOR + the index adjustment spread calculated on the basis of actual number of calendar days elapsed in each interest rate period divided by 360 and compounded quarterly for each interest rate period during the accrual period.
Index Adjustment Spread	15 basis points (0.15%).
3-Month USD LIBOR

For each interest rate period, 3-month USD LIBOR is the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the last day of the prior interest rate period.

The 3-Month USD LIBOR for the first interest rate period was set to 0.46585% on May 14, 2012.

Interest Rate Periods

From and excluding May 16, 2012 to and including August 16, 2012

From and excluding August 16, 2012 to and including November 16, 2012

From and excluding November 16, 2012 to and including February 19, 2013

From and excluding February 19, 2013 to and including May 22, 2013

LIBOR business day	Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
Optional Early Redemption	You may elect to require UBS to redeem your Securities, in whole or in part, during the optional redemption period, as defined below under “Early Redemption — Optional Early Redemption” on page 6 of this pricing supplement.
Early Redemption Event

The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level.

Upon the occurrence of an early redemption event, any redemption amount you receive will likely be significantly less than your initial investment in the Securities and could be zero.

Early Redemption Level	388.2611, which is 70% of the starting level, subject to adjustment in the case of a rebalance event as described in the product supplement.
Redemption Fee	In the event of an early redemption, 0.05% times the principal amount. The redemption fee reduction will reduce the amount of your return (or increase your loss) upon an early redemption.
Rebalance Event

If the underlying index level at any time at which a market disruption event is not occurring on any trading day is less than the rebalance trigger and an early redemption event has not occurred, the calculation agent will make adjustments to the payment at maturity formula, early redemption level, rebalance trigger and other relevant terms of the Securities, as described under “Rebalance Event” on page 7 of this pricing supplement. Upon the occurrence of each rebalance event, the principal amount will be reduced by 0.05%.

A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

Ending Level

(i) for the final valuation date is the average of the closing levels of the underlying index determined for the three preceding scheduled trading days ending on and including the final valuation date, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27;

(ii) for an optional early redemption will be the closing level of the underlying index on the applicable valuation date if the calculation agent determines that (a) UBS or its affiliates have acknowledged receipt of all your required documentation and settlement instructions on or prior to 2:00 p.m. (New York City time) on the valuation date and (b) there are valid redemption requests for 16,000,000 Securities or less on or prior to 2:00 p.m. (New York City time) on that trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and

(iii) for any other early redemption will generally be the index constituent VWAP for the designated time interval specified under Early Redemption — Early Redemption Event Ending Level Determination Schedule on page 6 of this pricing supplement. If the early redemption event occurs after 3:00 pm but before 3:40 pm (New York City time), the calculation agent will compute the ending level by averaging the closing level of the underlying index and the index constituent VWAP over two days in accordance with the weightings indicated on the early redemption event schedule. The computation of the closing level of the underlying index is subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27. In all other cases the computation of ending level is subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

Valuation Date

(i) with respect to the maturity date, the “valuation date” will be the final valuation date, or the following trading day if such day is not a trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-28;

(ii) if the Securities are subject to an optional early redemption and an early redemption event has not occurred, the “valuation date” will be (a) the trading day on which the calculation agent determines that conditions in the second paragraph of the definition of ending level are satisfied, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and (b) the following scheduled trading day in all other cases, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28; and

(iii) if the Securities are subject to an early redemption event, the “valuation date” will be that trading day on which the calculation agent is scheduled to complete the computation of the ending level as set forth under Early Redemption — Early Redemption Event Ending Level Determination Schedule on page 6 of this pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date or an averaging date associated with the final valuation date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

Accrual Period/ Observation Period	The period from, but excluding, the trade date to, and including the applicable valuation date.
Rebalance Trigger	443.7270, which is 80% of the starting level, subject to adjustment in the case of a rebalance event as described in the product supplement..
Underlying Index Level	For the underlying index, (i) when the closing level of the underlying index is specified as applicable, the closing level on such day on the applicable Bloomberg Professional© (“Bloomberg”) page RU10GRTR <Index> <Go> or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index or (ii) for any other time, (a) the closing level of the underlying index of the prior trading day multiplied by (b) the intraday index level for that time divided by the closing level of the intraday index on the trading day prior to such date.
Intraday Index Level	For the intraday index, (i) when the closing level of the intraday index is specified as applicable, the closing level of the intraday index as published on the Bloomberg page RLG <Index><Go> or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index or (ii) for any other time, the level of the intraday index as published for that time on that Bloomberg page or relevant successor.

Determining Payment at Maturity or upon an Early Redemption

Determine starting level, early redemption level and rebalance trigger	Trade Date
Valuation Date
Early Redemption or Optional Early Redemption

If the Securities are subject to an early redemption event, the valuation date will be that trading day on which the calculation agent is scheduled to complete the computation of the ending level, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28 in the accompanying product supplement.

For avoidance of doubt, if an early redemption event occurs on or after the redemption notice date or final valuation date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

If the Securities are subject to an optional early redemption and an early redemption event has not occurred, the valuation date will be (i) the trading day on which the calculation agent determines that conditions in the second paragraph of the definition of ending level are satisfied, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27 of the accompanying product supplement and (ii) the following scheduled trading day in all other cases, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28 of the accompanying product supplement.

Maturity Date	With respect to the maturity date, the valuation date will be the final valuation date, or the following trading day if such day is not a trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27 in the accompanying product supplement.

If a rebalance event occurs, the terms of the Securities may also be adjusted. A rebalance event will cause a deleveraging of the Securities, a fee to be incurred and may adversely affect you.

The redemption amount, if any, you will receive at maturity or upon an early redemption will be calculated as follows:

An amount equal to the sum of (i) the principal amount plus (ii) (a) the principal amount multiplied by the leverage factor multiplied by the (b) index return minus the index adjustment factor minus (iii) the redemption fee for an early redemption.

Expressed as a formula:

Principal Amount + [Principal Amount x Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee for an early redemption.

Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

Upon the occurrence of an early redemption event, the redemption amount you receive is likely to be significantly less than your initial investment in the Securities and could be zero.

In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis and may lose your entire investment in the Securities. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Early Redemption

Early Redemption Event

The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level.

If the Securities are redeemed pursuant to an early redemption event, you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. After your Securities are redeemed pursuant to an early redemption event, no further amounts will be owed to you under the Securities.

For the avoidance of doubt, if an early redemption event occurs on or after the first averaging date on which the calculation agent commences determining ending level, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions, as described under “General Terms of the Securities — Early Redemption Event” on page PS-24 of the accompanying product supplement.

In addition, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

The amount payable under the Securities upon an early redemption will be substantially less than your initial investment and may even be zero. In addition the redemption amount is reduced by an index adjustment factor , a redemption fee and, if applicable, a principal amount reduction upon a rebalance event that reduces the overall return (or increases the loss) of the Securities. Moreover, the occurrence of an early redemption event will cut-off your ability to participate in any recovery of the underlying index subsequent to the early termination event.

Early Redemption Event Ending Level Determination Schedule

This early redemption event ending level determination schedule is used to set the time interval for determining the index constituent VWAP upon an early redemption event. Generally, the first VWAP period begins at the time that the early redemption event occurs (the “event time”) and ends on the market close on the first day T. Any second VWAP period begins on the market open on day T+1 and ends at the time indicated in the chart below. The index constituent VWAP is determined by taking the weighted average of these volume weighted average prices.

Event Time: Time (t) of day (T) when underlying index level crosses below early redemption level (New York City time)	First VWAP Period: Weight of VWAP (or closing level as indicated) on Day T	Second VWAP Period: Weight of VWAP on Day T+1 and ending time (New York City time)
Occurs after 09:30 a.m., but on or before 12:00 p.m.	100%	0%
Occurs after 12:00 p.m., but on or before 1:00 p.m.	80%	20% ending at 11:00 a.m.
Occurs after 1:00 p.m., but on or before 2:00 p.m.	60%	40% ending at 12:00 p.m.
Occurs after 2:00 p.m., but on or before 3:00 p.m.	40%	60% ending at 1:00 p.m.
Occurs after 3:00 p.m., but before 3:40 p.m.	20% based on the closing level of the underlying index	80% ending at 1:00 p.m.
Occurs on or after 3:40 p.m.	0%	100% ending at 2:00 p.m.

Optional Early Redemption

You may elect an optional early redemption, in whole or in part, on any business day during the optional redemption period.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

The “optional redemption period” means the period from, and including, the first business day following the settlement date to, and including the business day that is two scheduled trading days prior to the earlier of the final valuation date and the occurrence of an early redemption event. You may only elect to redeem your Securities during the optional redemption period.

You must comply with the redemption procedures described below in order to redeem your Securities.

Redemption Procedures

To redeem your Securities pursuant to an optional early redemption, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

(i) deliver a notice of redemption, which is attached to this pricing supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the business day immediately preceding your desired redemption settlement date. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

(ii) deliver to us via facsimile by 5:00 p.m. (New York City time) on the same day the signed confirmation of redemption which is attached to this pricing supplement as Annex B. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

(iii) instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the redemption settlement date at a price equal to the redemption amount; and

(iv) cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the redemption settlement date.

All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the applicable business day, your notice will not be effective and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent redemption date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

The calculation agent will resolve any questions that may arise as to the validity of a notice of redemption and the timing of receipt of a notice of redemption or as to whether and when the required deliveries have been made. Notwithstanding the forgoing, the calculation agent may waive the notice of redemption and confirmation of redemption (but not the 2:00p.m. (New York City deadline) for the initial owner of beneficial interests in the Securities (so long as it and continues to have custodial arrangements satisfactory UBS Securities LLC). Any such requests should be e-mailed to UBS Securities LLC at OL-EarlyRedemption@ubs.com. Until UBS Securities LLC affirmatively responds to such a waiver such requests will be deemed null and void.

Rebalance Event

If the underlying index level at any time at which a market disruption event is not occurring on any trading day is less than the rebalance trigger and an early redemption event has not occurred (a “rebalance event” and the related trading day on which it occurs, the “rebalance date”):

(i) As of the occurrence of the rebalance event, the Securities will be adjusted with the aim of resetting the then-current leverage to approximately 2.0 based on the closing level of the underlying index as of the date of the rebalance event;

(ii) the redemption amount will thereafter be computed on a daily basis and will be referred to as the “adjusted redemption amount” (until and if another redemption event occurs) when the formula will be again adjusted); and

(iii) the calculation agent will compute adjusted redemption amountt and make adjustments to early redemption level and rebalance trigger as described under “General Terms of the Securities — Rebalance Event” on page PS-24.

Rebalance events can occur successively; that is the underlying index can fall to the rebalance trigger and be reset; the underlying index can then fall further to the reset rebalance trigger and the calculation agent will reset it again. There is no limit to the amount of rebalance events that can occur.

Notwithstanding the foregoing, if a rebalance event occurs on or after 2:00 p.m. (New York City time) on a given trading day and another rebalance event occurs after 2:00 p.m. (New York City time) on the following day the rebalance trigger is being set (or would have occurred based on that day’s recomputed rebalance trigger), that subsequent rebalancing event will be null and void.

In addition, if a rebalance event occurs (i) on or after the first averaging date with respect to the final valuation date on which the calculation agent commences determining the ending level, the rebalancing event will be null and void or (ii) with respect to any other valuation date on which the calculation agent commences determining ending level, the rebalancing event will be null and void, provided that this clause will apply only to Securities which are being redeemed in the case of an optional early termination.

A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

Hypothetical Examples of How the Securities Perform

The following examples illustrate the calculation of the redemption amount for a hypothetical offering of the Securities under various scenarios. Each example assumes the following terms:

Term	1 year
Issue Price	$25.00 per Security
Principal Amount	$25.00 per Security
Leverage Factor	2
Rebalance Trigger	80% of the starting level
Early Redemption Level	70% of the starting level

At Maturity

The following examples assume that the underlying index level never falls below the early redemption level at any time during the observation period and the Securities are redeemed at maturity. For purposes of these examples, we have assumed an index adjustment factor of 0.60% per annum per Security. The actual index adjustment factor will depend on the three month USD LIBOR over the interest rate period and upon the actual number of calendar days in the accrual period and may result in a substantially different index adjustment factor.

Example 1 — The Index Return is 5%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	1050
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	1050 – 1000	=	5%
		Starting Level		1000

Given an index return of 5% and the leverage factor of 2, the redemption amount would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (5% - 0.60%)] - $0.00

= $27.20 per Security (a gain of 8.80%).

In this example, given an initial investment of $25.00, the total return on the Securities is 8.80% while the index return is 5%.

Example 2 — The Index Return is -5%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	950
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	950 – 1000	=	-5%
		Starting Level		1000

Given an index return of -5% and the leverage factor of 2, the payment at maturity would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-5% - 0.60%)] - $0.00

= $22.20 per Security (a loss of 11.20%).

In this example, given an initial investment of $25.00, the total return on the Securities is -11.20% while the index return is -5%.

Example 3 — The Index Return is 15%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	1150
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	1150 – 1000	=	15%
		Starting Level		1000

Given an index return of 15% and the leverage factor of 2, the redemption amount would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (15% - 0.60%)] - $0.00

= $32.20 per Security (a gain of 28.80%).

In this example, given an initial investment of $25.00, the total return on the Securities is 28.80% while the index return is 15%.

Example 4 — The Index Return is -15%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	850
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	850 – 1000	=	-15%
		Starting Level		1000

Given an index return of -15% and the leverage factor of 2, the redemption amount would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-15% - 0.60%)] - $0.00

= $17.20 per Security (a loss of 31.20%).

In this example, given an initial investment of $25.00, the total return on the Securities is -31.20% while the index return is -15%.

Accordingly, you could lose all or a substantial portion of your investment in your Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis.

Upon an Early Redemption Event

The following examples assume that the underlying index level falls below the early redemption level during the observation period and the Securities are redeemed early. The following examples also assume that the date upon which the early redemption event has occurred is also the same date that a rebalance event has occurred because the underlying index level was less than both the rebalance trigger (which was 800) and the early redemption level (which was 700) on the same trading day. The occurrence of an early redemption event on the same trading day as a rebalance event renders the rebalance event null and void and the total return on the Securities will be calculated as set forth in the following examples.

Example 1 — The underlying index level falls below the early redemption level on the trading day that is the 90th calendar day of the term of the Securities.

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	600
Early Redemption Level	700 (70% of the starting level)

For purposes of this example, we have assumed a redemption fee of $0.0125 and an index adjustment factor of 0.60% per annum per Security (or 0.15% for the 90 calendar day period measured in this example). The actual index adjustment factor will depend upon the three month USD LIBOR over the accrual period and upon the actual number of calendar days in the accrual period and may result in substantially a different index adjustment factor.

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	600 – 1000	=	-40%
		Starting Level		1000

Given an index return of -40% and the leverage factor of 2, the payment upon an early redemption would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-40% - 0.15%)] - $0.0125

= $4.9125 per Security (a loss of 80.35%).

In this example, given an initial investment of $25.00, the total return on the Securities is -80.35% while the index return is -40%.

Example 2 — The underlying index level falls below the early redemption level on the trading day that is the 270th calendar day of the term of the Securities.

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	500
Early Redemption Level	700 (70% of the starting level)

For purposes of this example, we have assumed a redemption fee of $0.0125 and an index adjustment factor of 0.60% per annum per Security (or 0.45% for the 270 calendar day period measured in this example). The actual index adjustment factor will depend upon the three month USD LIBOR over the accrual period and upon the actual number of calendar days in the accrual period and may result in substantially a different index adjustment factor.

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	500 – 1000	=	-50%
		Starting Level		1000

Given an index return of -50% and the leverage factor of 2, the payment upon an early redemption would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-50% - 0.45%)] - $0.0125

= -$0.2375 per Security

Because the redemption amount cannot be negative, the payment upon early redemption will be $0.00 per Security, and investors will suffer a total loss of the initial investment of $25.00. In this example, the total return on the Securities is -100% while the index return is -50%

Accordingly, you could lose all or a substantial portion of your investment in your Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Upon a Rebalance Event

The following example assumes that on any trading day the underlying index level of the underlying index is less than the rebalance trigger and an early redemption event has not occurred during the observation period.

Example — The underlying index level falls below the rebalance trigger on the trading day that is the 90th calendar day of the term of the Securities on or prior to 2:00 p.m. on such trading day.

The following example illustrates the calculation of the adjusted index return and the rebalance redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Underlying Index Level on the day (t-1) (which is the day prior to a Rebalance Date)	850
Reference Level on the day (t-1)	17.5
Ending Level	650
Closing level of the Underlying Index on the Rebalance Date	800
Rebalance Trigger	800 (80% of the starting level)
Deleverage Factor	0.75

For purposes of this example, we have assumed an index adjustment factor of 0.60% per annum per Security. The actual index adjustment factor will depend upon three month USD LIBOR over the accrual period and upon the actual number of calendar days in the accrual period and may result in a substantially different index adjustment factor.

Given the above assumptions, the effective leverage factor is then calculated as follows:

Effective Leverage Factort-1 = [($25 × Leverage Factor × Deleverage Factorn) / Starting Level] × (Underlying Index Levelt-1 / Reference Levelt-1) =

[($25 × 2 × 0.750) / 1000] × (850 / 17.5) = 2.4286

Given the above assumptions, the reference level is calculated as follows:

Reference Level = Reference Levelt-1 × (1 + Effective Leverage Factort-1 × (Underlying Index Levelt / Underlying Index Levelt-1-1)) – ($25 × Reduction Fee) =

17.5 × (1 + 2.4286 × (800 / 850 -1)) – (25 × 0.0005) = 14.9875

Given the above assumptions, and no further rebalance events, the redemption amount at maturity is calculated as follows. The Effective Leverage Factor must be recalculated as of the rebalance date to account for the deleveraging effect of the rebalance event.

As of the rebalance date, the effective leverage factor is recalculated as follows:

Effective Leverage Factort-1 = [($25 × Leverage Factor × Deleverage Factorn) / Starting Level] × (Underlying Index Levelt-1 / Reference Levelt-1)

[($25 × 2 × 0.751) / 1000] × (800 / 14.9875) = 2.0017

Given the assumptions above and assuming no additional rebalance events have occurred during the term of the Securities, the adjusted redemption amount at maturity can be calculated as follows:

Reference Levelt-1 × (1 + Effective Leverage Factor × (Underlying Index Levelt / Underlying Index Levelt-1-1) – ($25 × Leverage Factor × Index Adjustment Factor) – Redemption Fee =

14.9875 × (1 + 2.0017 × (650 / 800* -1) – ($25 × 2 × 0.006) – 0

= $9.0625 per Security (a loss of 63.75%).

In this example, given an initial investment of $25.00, the total return on the Securities is -63.75% while the index return is -35%.

*	Assumes constant value since the rebalance date

Accordingly, you could lose all or a substantial portion of your investment in your Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the offering of Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section beginning on page PS-15 of the Fisher Enhanced Big Cap Growth Securities product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss and leveraged downside exposure — You can lose all or substantially all of your investment in the Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and possibly principal amount reduction upon a rebalance event, to the extent that the ending level declines below the starting level, your loss is doubled, and the return on the Securities will decline at a rate that will exceed the rate of decline of the underlying index or the index constituents. If the index return is positive, but the increase in the level of the underlying index is insufficient to offset the effect of these fees and other reductions, you will have a loss on your investment in the Securities

♦

Increased sensitivity to market risk — The return on the Securities is linked to the performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”) comprising the underlying index. Because your investment in the Securities contains a leverage component, changes in the level of the underlying index or intraday index will have a greater impact on the amount payable on your Securities. In particular, any decrease in the closing level of the underlying index or level of the intraday index as of the applicable valuation date will result in a significantly greater decrease in the amount payable under the Securities on the maturity date or on an early redemption settlement date.

♦

The index adjustment factor, redemption fee and possibly a principal amount reduction may have a negative effect on the return potential of the Securities — The calculation of the redemption amount includes an index adjustment factor and a redemption fee (upon an early redemption) that reduces the overall return (or increases your loss) on the Securities. In addition, upon a rebalance event you will suffer a reduction in principal. Therefore, if the index return is positive, but the increase in the level of the underlying index is insufficient to offset the effect of the index adjustment factor, the redemption fee or a principal amount reduction, if applicable, you will have a loss on your investment in the Securities.

♦

The Securities are subject to an automatic early redemption feature that may terminate your leveraged exposure to the underlying index — The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level. If the Securities are redeemed early due to an early redemption event, you will receive a redemption amount that will likely be significantly less than the principal amount of your Securities and could be zero. You will not be entitled to any further payments after the early redemption settlement date, including any payment at maturity, even if the level of the underlying index increases substantially subsequent to the occurrence of the early redemption event.

♦

Whether an early redemption event or a rebalance event occurs and the value of your Securities upon an early redemption event are based on intraday levels of the underlying index — The underlying index level, which is used to determine whether an early redemption event or rebalance event has occurred on any trading day during the observation period, will be based on intraday levels of the intraday index. Therefore, because the intraday low levels may be less than or equal to the closing level of the underlying index, it is more likely that an early redemption event will occur than if the underlying index level were based solely on closing levels of the underlying index or the intraday index. Moreover, upon the occurrence of an early redemption event or, in some situations, an optional early redemption, the ending level and therefore the redemption amount of your securities will be based on the index constituent VWAP for a specified period following the occurrence of the early redemption event.

♦

Upon the occurrence of a rebalance event, the Securities will be deleveraged — A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

♦

Your optional redemption election is irrevocable — You may elect to require UBS to redeem your Securities, in whole or in part, prior to the earlier of the final valuation date and the occurrence of an early redemption event. You will not be able to rescind your election to redeem your Securities after your confirmation of redemption is received by the redemption agent. Accordingly, you will be exposed to market risk in the event market conditions change after the redemption agent receives your offer and before the redemption amount is determined on the applicable valuation date. For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

♦

Reinvestment risk — If the Securities are redeemed prior to maturity pursuant to an optional early redemption or early redemption event, there is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities, if any, in a comparable investment with similar characteristics as the Securities.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial loss.

♦

Owning the Securities is not the same as owning the index constituent stocks — Owning the Securities is not the same as owning the index constituent stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends directly or other distributions or other rights that holders of the index constituent stocks would have.

♦

The Securities will not bear interest — As a holder of the Securities, you will not receive any periodic coupon payments. The overall return you earn on your Securities may be lower than interest payments you would receive by investing in a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the Securities.

♦

Credit of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS, to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Potential credit rating downgrade — According to public news sources, at least one nationally recognized statistical rating agency intends to reduce credit ratings of many financial institutions, including UBS. This reduction, depending on the degree of the downgrade, may push-up our funding costs and thereby impair our profitability. These potential reductions, which follow downgrades by other nationally recognized statistical rating agencies may adversely affect our economic prospects and therefore our ability to make any payments on the Securities.

♦

There may be little or no secondary market — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying index or the index constituents, may adversely affect the index constituent VWAP, and level(s) of the underlying index and intraday index and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or intraday index, or trading activities related to the underlying index, intraday index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the Issuer, will determine the payment at maturity of the Securities based on observed levels of the underlying index and the intraday index. The calculation agent can postpone the determination of the starting level, the ending level or the maturity date if a market disruption event occurs and is continuing on the trade date or applicable valuation date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

♦

UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦	Uncertain tax treatment – Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Russell 1000® Growth Index Total Return and Russell 1000® Growth Index

We have derived all information contained in this pricing supplement regarding the Russell 1000® Growth Index Total Return and the Russell 1000® Growth Index (each, a “Russell 1000 Growth Index), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Russell Investments, a subsidiary of Russell Investment Group (the “index sponsor”). UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index or the intraday index. You should make your own investigation into the underlying index and intraday index.

The Russell 1000 Growth Indexes are a sub-group of the Russell 1000® Index and measure the composite price performance of stocks of 1,000 companies (the “Russell 1000® component stocks”) incorporated in the U.S. and its territories. All 1,000 stocks are traded on a major U.S. exchange and are the 1,000 largest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 1000® Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the total market capitalization of the U.S. equity market. The Russell 1000® Index is designed to track the performance of the large-capitalization segment of the U.S. equity market.

Two versions of the Russell 1000® Growth Index are calculated — a price return index, the Russell 1000® Growth Index, and a total return index, the Russell 1000® Growth Index Total Return. The price return index is ordinarily calculated without regard to cash dividends on Russell 1000® Growth Index securities. The total return index reinvests cash dividends on the ex-date. Both the price return and total return index reinvest extraordinary cash distributions.

Selection of stocks underlying the Russell 1000® Growth Index.

To be eligible for inclusion in the Russell 1000® Index, and, consequently, the Russell 1000 Growth Indexes, a company’s stocks must be listed on the last trading day in May of a given year and Russell Investments must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 1000 Growth Indexes. All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion. Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion. The following companies are specifically excluded from the Russell 1000 Growth Indexes: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

Russell Investments uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000® Index. The stocks in the Russell 1000® Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000® Index.

The quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Indexes, along with the Russell 1000® Index, are reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.

The Russell 1000® Growth Indexes are float-adjusted and market-capitalization weighted. The current Russell 1000 Growth Index values are calculated by adding the market values of the Russell 1000® Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Growth Indexes on the base date of December 31, 1978. To calculate the Russell 1000 Growth Indexes, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Growth Indexes. In order to provide continuity for the Russell 1000 Growth Index’s values, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000® component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

♦	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

♦

Corporate cross-owned shares — shares held by another member of a Russell index (including Russell global indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;

♦

Large private and corporate shares — large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;

♦	Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

♦

Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

♦	Government holdings:

♦	Direct government holders — holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

♦	Indirect government holders — shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

♦	Government pensions — holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000® Growth Index.

The following summarizes the types of Russell 1000® Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

♦

“No Replacement” Rule — Securities that leave the Russell 1000® Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000® Growth Index over the past year will fluctuate according to corporate activity.

♦

Rule for Deletions — When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

♦

When acquisitions or mergers take place within the Russell 1000® Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

♦

Rule for Additions — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

Updates to Share Capital Affecting the Russell 1000® Growth Index.

Each month, the Russell 1000® Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000® Growth Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement between Russell Investments and UBS.

Russell Investments and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000® Growth Index, which is owned and published by Russell Investments, in connection with the securities.

The license agreement between Russell Investments and UBS provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Russell Investments. Russell Investments makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 1000® Growth Index to track general stock market performance or a segment of the same. Russell Investments’ publication of the Russell 1000® Growth Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the securities upon which the Russell 1000® Growth Index is based. Russell Investments’ only relationship to UBS is the licensing of certain trademarks and trade names of Russell Investments and of the Russell 1000® Growth Index, which is determined, composed and calculated by Russell Investments without regard to UBS or the securities. Russell Investments is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000® Growth Index. Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL INVESTMENTS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000® GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENTS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL INVESTMENTS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000® GROWTH INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL INVESTMENTS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000® GROWTH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENTS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investments and has been licensed for use by UBS. The securities are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the securities.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Historical Information

The following table sets forth the quarterly high and low closing levels for the Russell 1000® Growth Index Total Return, as reported by Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publically available information obtained from Bloomberg. The closing level of the Russell 1000® Growth Index Total Return on May 16, 2012 was 552.16. The historical levels of the underlying index should not be taken as an indication of future performance.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	495.37	435.37	451.27
4/1/2008	6/30/2008	496.91	456.61	456.91
7/1/2008	9/30/2008	460.17	383.49	400.58
10/1/2008	12/31/2008	395.26	259.15	309.30
1/2/2009	3/31/2009	324.37	254.91	296.56
4/1/2009	6/30/2009	353.53	300.60	344.96
7/1/2009	9/30/2009	396.28	332.15	393.16
10/1/2009	12/31/2009	429.07	382.64	424.38
1/4/2010	3/31/2010	446.32	401.73	444.10
4/1/2010	6/30/2010	460.18	391.94	391.94
7/1/2010	9/30/2010	444.91	389.59	442.90
10/1/2010	12/31/2010	496.69	440.35	495.30
1/3/2011	3/31/2011	532.63	496.09	525.17
4/1/2011	6/30/2011	542.76	504.11	529.15
7/1/2011	9/30/2011	546.10	453.08	459.64
10/3/2011	12/30/2011	521.64	446.75	508.39
1/3/2012	3/30/2012	586.08	515.43	583.07
4/2/2012*	5/16/2012*	588.12	552.16	552.16
*	As of the date of this pricing supplement, available information for the second calendar quarter of 2012 includes data for the period from April 2, 2012 through May 16, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of the underlying index from January 3, 2000 through May 16, 2012, based on information from Bloomberg. The dotted line represents the early redemption level of 388.2611, which is equal to 70% of the starting level on May 16, 2012. Past performance of the underlying index is not indicative of the future performance of the underlying index.

Historical Information

The following table sets forth the quarterly high and low closing levels for the Russell 1000® Growth Index, as reported by Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publically available information obtained from Bloomberg. The closing level of the Russell 1000® Growth Index on May 16, 2012 was 627.19. The historical levels of the intraday index should not be taken as an indication of future performance.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	603.27	528.73	547.93
4/1/2008	6/30/2008	601.89	553.07	553.07
7/1/2008	9/30/2008	555.83	462.66	483.28
10/1/2008	12/31/2008	476.75	311.83	371.18
1/2/2009	3/31/2009	389.26	304.75	354.15
4/1/2009	6/30/2009	420.43	358.87	410.05
7/1/2009	9/30/2009	469.23	394.77	465.38
10/1/2009	12/31/2009	505.82	452.91	500.22
1/4/2010	3/31/2010	524.09	473.03	521.38
4/1/2010	6/30/2010	540.02	458.26	458.26
7/1/2010	9/30/2010	518.19	455.50	515.80
10/1/2010	12/31/2010	576.30	512.80	574.67
1/3/2011	3/31/2011	616.77	573.79	607.18
4/1/2011	6/30/2011	627.13	580.90	609.52
7/1/2011	9/30/2011	628.94	520.79	527.38
10/3/2011	12/30/2011	598.07	512.58	580.88
1/3/2012	3/30/2012	667.37	588.93	663.73
4/2/2012*	5/16/2012*	669.45	627.19	627.19
*	As of the date of this pricing supplement, available information for the second calendar quarter of 2012 includes data for the period from April 2, 2012 through May 16, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of the intraday index from January 3, 2000 through May 16, 2012, based on information from Bloomberg. Past performance of the intraday index is not indicative of the future performance of the intraday index.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-33 of the Fisher Enhanced Big Cap Growth Securities product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Accordingly, the tax treatment of the Securities is uncertain. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally not accrue any income with respect to the Securities prior to sale, exchange or maturity of the Securities and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should be long-term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-34 of the product supplement.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-33 of the product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Specified Foreign Financial Assets — Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of certain thresholds may be required to file information with respect to such assets with their tax returns, especially if such individuals hold such assets outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders — Additional Tax Considerations — Non-U.S. Holders should note that recently proposed Treasury regulations, if finalized in their current form, could impose a withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts attributable to U.S.-source dividends (including, potentially, adjustments to account for extraordinary dividends) that are paid or “deemed paid” after December 31, 2012 under certain financial instruments, if certain other conditions are met. While significant aspects of the application of these proposed regulations to the Securities are uncertain, if these proposed regulations were finalized in their current form, we (or other withholding agents) might determine that withholding is required with respect to the Securities held by a Non-U.S. Holder or that the Non-U.S. Holder must provide information to establish that withholding is not required. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations. If withholding is so required, we will not be required to pay any additional amounts with respect to amounts so withheld.

Tax Exempt Entities — Unrelated Business Taxable Income – Generally, capital gain realized from the sale or disposition of property that is not ‘debt-financed’ does not constitute ‘unrelated business taxable income’ (“UBTI”). Given the uncertainty regarding the U.S. federal income tax treatment of the Securities, it is possible that the Internal Revenue Service could assert that all or a portion of the income or gain from the Securities reported by a tax exempt entity is UBTI. Tax exempt entities are urged to consult with their tax advisors regarding the potential of realizing UBTI from the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price indicated on the cover of this pricing supplement.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF REDEMPTION

To: OL-EarlyRedemption@ubs.com

Attention: Chris Cook

Subject: Notice of Redemption, Fisher Enhanced Big Cap Growth Securities — CUSIP No. 90268U176

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Dated: [            ], 20[    ]

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

I, as the broker for the above-named beneficial owner of the above-referenced Fisher Enhanced Big Cap Growth Securities due May 28, 2013, acknowledge that in addition to any other requirements specified in the product supplement relating to the Fisher Enhanced Big Cap Growth Securities being satisfied, the Fisher Enhanced Big Cap Growth Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on any business day; (ii) the confirmation, as completed and signed by me (or my DTC participant, if applicable) is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same business day as this notice of redemption is properly delivered; (iii) I (or my DTC participant, if applicable) have booked a delivery vs. payment (“DVP”) trade on the valuation date, facing [UBS Securities LLC DTC 642] and (iv) I (or my DTC participant, if applicable) have instructed DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable redemption settlement date.

Very truly yours,

[NAME OF BROKER]

Name:
Title:
Telephone:
Fax:
E-mail:

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Telephone: 212-713-9298

Fax: (203) 719-0943

To Whom It May Concern:

The holder of redemption sets of UBS AG medium-term notes, Series A, Fisher Enhanced Big Cap Growth Securities due May 28, 2013, CUSIP No. 90268U176, redeemable for a cash amount based on the performance of the Russell 1000® Growth Index Total Return (the “Securities”) hereby irrevocably elects to exercise, on the valuation date of [• ], with respect to the number of Securities as indicated below, the optional early redemption right as described in the product supplement relating to Securities (the “Product Supplement”). Terms not defined herein have the meanings given to such terms in the Product Supplement.

The undersigned certifies to you that it will (i) book a DVP trade on the redemption valuation date with respect to the number of redemption sets of the Securities specified below at a price per redemption set equal to the redemption amount, facing [UBS Securities LLC DTC 642] and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable valuation date.

The undersigned acknowledges that in addition to any other requirements specified in the Product Supplement being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same business day the notice of redemption is properly delivered; (ii) the undersigned has booked a DVP trade on the redemption settlement date, facing [UBS Securities LLC DTC 642]; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable redemption settlement date.

Very truly yours,
[NAME OF BROKER OR ITS DTC PARTICIPANT HOLDER, IF APPLICABLE]

Name: Title: Telephone: Fax: E-mail:

Number of Securities surrendered for redemption: DTC # (and any relevant sub-account): Contact Name: Telephone: Fax: E-mail:

B-1

Fisher Enhanced Big Cap Growth Securities

UBS AG, London Branch

November 7, 2012

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement

Fisher Enhanced Big Cap Growth Securities

Linked to an Index

UBS AG from time to time may offer and sell Fisher Enhanced Big Cap Growth Securities, which we refer to as the “Securities”. This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying index (the “underlying index”) to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer (Booking Branch):	UBS AG (London Branch)

No Coupon:	We will not pay you interest during the term of the Securities.

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $25.00.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

Maturity Date:	Three business days following the final valuation date, unless otherwise specified in the applicable pricing supplement.

Early Redemption:	If the Securities are redeemed pursuant to an optional early redemption or an early redemption event (collectively, “early redemptions”), you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. After your Securities are redeemed pursuant to an early redemption, no further amounts will be owed to you under the Securities.

Should an early redemption occur, there will be a fee of 0.05% (5 basis points) multiplied by the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) upon an early redemption.

Optional Early Redemption:	You may elect to require UBS to redeem your Securities, in whole or in part, during the optional redemption period.

You must comply with the redemption procedures described under “General Terms of the Securities — Optional Early Redemption — Redemption Procedures” beginning on page PS-23 in order to redeem your Securities.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

Optional Redemption Period:	The period from, and including, the first business day following the settlement date to, and including the business day that is two scheduled trading days prior to the earlier of the final valuation date and the occurrence of an early redemption event.

Early Redemption Event:	The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level.

For the avoidance of doubt, if an early redemption event occurs on or after the time the calculation agent commences determining ending level, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

Observation Period/ Accrual Period:	From and including the trading day after the trade date to and including the final valuation date.

Underlying Index Level:	For the underlying index, (i) when the closing level of the underlying index is specified as applicable, the closing level on such day on the applicable Bloomberg Professional© service (“Bloomberg”) page specified in the applicable pricing supplement or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index or (ii) for any other time, (a) the closing level of the underlying index of the prior trading day multiplied by (b) the intraday index level for that time divided by the closing level of the intraday index on the trading day prior to such date.

Intraday Index Level:	For the intraday index, (i) when the closing level of the intraday index is specified as applicable, the closing level of the intraday index specified in the applicable pricing supplement as published on the Bloomberg page specified in the applicable pricing supplement or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index or (ii) for any other time, the level of the intraday index as published for that time on that Bloomberg page or relevant successor.

Early Redemption Level:	A specified level below the starting level, calculated by multiplying the starting level by a percentage specified in the applicable pricing supplement. The early redemption level will be adjusted upon the occurrence of a rebalance event as described under “General Terms of the Securities — Rebalance Event” on page PS-24.

Early Redemption Settlement Date:	If the Securities are subject to an early redemption, the early redemption settlement date will generally be three business days following the applicable valuation date, unless otherwise specified in the applicable pricing supplement.

Rebalance Event:	If the underlying index level at any time at which a market disruption event is not occurring on any trading day is less than the rebalance trigger and an early redemption event has not occurred (a “rebalance event” and the related trading day on which it occurs, the “rebalance date”): (i) as of the occurrence of the rebalance event, the Securities will be adjusted with the aim of resetting the then-current leverage to approximately 2.0 based on the closing level of the underlying index as of the date of the rebalance event; (ii) the redemption amount will thereafter be computed on a daily basis and will be referred to as the “adjusted redemption amount” (until and if another redemption event occurs when the formula will be again adjusted); and (iii) the calculation agent will compute adjusted redemption amountt and make the following adjustments to early redemption level and rebalance trigger, all as described under “General Terms of the Securities — Rebalance Event” on page PS-24.

A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

Rebalance Trigger:	A specified level below the starting level, calculated by multiplying the starting level by a percentage specified in the applicable pricing supplement. The rebalance trigger will be adjusted upon the occurrence of a rebalance event as described under “General Terms of the Securities — Rebalance Event” on page PS-24.

Payment at Maturity or upon an Early Redemption (per Principal Amount):	On the maturity date or on an early redemption settlement date, you will receive a cash payment per Security equal to the redemption amount.

The “redemption amount” will equal the sum of (i) the principal amount plus (ii) (a) the principal amount multiplied by the leverage factor multiplied by the (b) index return minus the index adjustment factor minus (iii) the redemption fee for an early redemption, expressed as a formula:

Principal Amount + [Principal Amount x Leverage Factor x (Index Return – Index

Adjustment Factor)] – Redemption Fee for an early redemption.

The formula for the redemption amount will be adjusted upon the occurrence of a rebalance event as described under “General Terms of the Securities — Rebalance Event” on page PS-24.

In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis and may lose your entire investment in the Securities. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Leverage Factor:	2

Index Return:	The “index return” is the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index, divided by (ii) the starting level of the underlying index.

Expressed as a formula:

    Ending Level – Starting Level

Starting Level

Starting Level:	The index constituent VWAP for the designated time interval on the trade date specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

Index Constituent VWAP:	For any designated time interval, the average of the volume weighted average price of each index component as published on the Bloomberg page specified in the applicable pricing supplement or any successor page, weighted by the then-applicable weight published by the index sponsor.

Ending Level:	The “ending level” for the final valuation date is the average of the closing levels of the underlying index determined for the three preceding scheduled trading days ending on and including the final valuation date, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27;

The “ending level” for an optional early redemption will be the closing level of the underlying index on the applicable valuation date if the calculation agent determines that (i) UBS or its affiliates have acknowledged receipt of all your required documentation and settlement instructions on or prior to 2:00 p.m. (New York City time) on the valuation date and (ii) there are valid redemption requests for 16,000,000 Securities or less on or prior to 2:00 p.m. (New York City time) on that trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; or

The “ending level” for any other early redemption will be the index constituent VWAP for the designated time interval specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28. The index constituent VWAP may be based on two or more trading days with differing weightings associated with the volume weighted average price for each trading day, as specified in the applicable pricing supplement.

Valuation Date:	With respect to the maturity date, the valuation date will be the date specified in the applicable pricing supplement (the “final valuation date”), or the following trading day if such day is not a trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27.

If the Securities are subject to an optional early redemption and an early redemption event has not occurred, the valuation date will be

(i) the trading day on which the calculation agent determines that conditions in the second paragraph of the definition of ending level are satisfied, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and

(ii) the following scheduled trading day in all other cases, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

If the Securities are subject to an early redemption event, the valuation date will be that trading day on which the calculation agent is scheduled to complete the computation of the ending level, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date or an averaging date associated with the final valuation date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

Index Adjustment Factor:	A rate equal to 3-month USD LIBOR + index adjustment spread calculated on the basis of actual number of calendar days elapsed in each interest rate period divided by 360 and compounded quarterly for each interest rate period during the accrual period.

The index adjustment factor will reduce the amount of your return on the maturity date or on an early redemption settlement date; the level of the underlying index must therefore increase sufficiently in order for you to receive an amount equal to or greater than your initial investment in the Securities on the maturity date or on an early redemption settlement date.

Index Adjustment Spread:	A number of basis points, as specified in the applicable pricing supplement.

Interest Rate Period:	Each three month period following the trade date, up to and excluding the final valuation date. The actual interest rate periods will be provided in the applicable pricing supplement.

3-month USD LIBOR:	For each interest rate period, 3-month USD LIBOR is the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the last day of the prior interest rate period.

LIBOR business day:	Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

Redemption Fee:	In the event of an early redemption, 0.05% times the principal amount.

The redemption fee reduction will reduce the amount of your return (or increase your loss) upon an early redemption.

No Listing:	Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Calculation Agent:	UBS Securities LLC

You could lose all or a substantial portion of your investment in your Securities. In particular, because your Securities contain a leverage component, any decline in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities. In addition the redemption amount is reduced by an index adjustment factor , a redemption fee and, if applicable, a principal amount reduction upon a rebalance event that reduces the overall return (or increases the loss) of the Securities. Consequently, the amount payable under the Securities on the maturity date or on an early redemption settlement date could be substantially less than your initial investment and may even be zero.

The Securities are intended to be trading tools for sophisticated investors. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in leveraged investments. Investors should actively and frequently monitor their investments in the Securities, even intra-day.

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-15 for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the index supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated November 7, 2012

ADDITIONAL INFORMATION ABOUT THE FISHER ENHANCED BIG CAP GROWTH SECURITIES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants,” relating to our Medium Term Notes, Series A, of which the Securities are a part, the index supplement dated January 24, 2012, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement relating to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January  11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Index Supplement dated January  24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Securities	PS-14
Risk Factors	PS-15
General Terms of the Securities	PS-21
Use of Proceeds and Hedging	PS-32
Supplemental U.S. Tax Considerations	PS-33
ERISA Considerations	PS-37
Supplemental Plan of Distribution (Conflicts of Interest)	PS-38

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Dow Jones-UBS Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index (CMCI)	IS-24
Rogers International Commodity Index® Excess ReturnSM	IS-29
Non-U.S. Indices	IS-35
NYSE Arca Hong Kong 30 IndexSM	IS-35
EURO STOXX 50® Index	IS-38
FTSETM 100 Index	IS-40
FTSE China 25 IndexTM	IS-43
Hang Seng China Enterprises Index	IS-47
KOSPI 200 Index	IS-50
MSCI Indices	IS-54
MSCI-EAFE® Index	IS-54
MSCI® Emerging Markets IndexSM	IS-54
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66
Structured Product Characterization	IS-68

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6

Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes the terms that will apply generally to the Securities. On the trade date, for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to the specifying the identity of the underlying index and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Fisher Enhanced Big Cap Growth Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 11, 2012, of UBS. References to the “applicable pricing supplement” mean the related pricing supplement that describes the specific terms of your Securities.

What are the Securities?

The Fisher Enhanced Big Cap Growth Securities are medium-term unsubordinated and unsecured debt securities issued by UBS AG, offering leveraged exposure to the performance of a designated underlying index specified in the applicable pricing supplement to this product supplement (the “underlying index”). The level of the underlying index generally will be based on stocks or other securities. Some of the potential underlying indices that may be specified in the applicable pricing supplement are described in an index supplement that may be filed with the SEC from time to time (the “index supplement”).

Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount (the “principal amount”) of $25.00. The Securities will be offered to the public at the issue price specified in the applicable pricing supplement. The Securities are designed for investors who believe that:

(i) the underlying index level on any trading day during the observation period will at all times be greater than or equal to a specified level below the starting level calculated by multiplying the starting level by a percentage specified in the applicable pricing supplement (the “early redemption level”) and

(ii) the closing level of the underlying index on the applicable valuation date will be greater than the closing level of the underlying index on the trade date.

The “underlying index level” means (i) when the closing level of the underlying index is specified as applicable, the closing level on such day on the applicable Bloomberg Professional© service (“Bloomberg”) page specified in the applicable pricing supplement or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index or (ii) for any other time, (a) the closing level of the underlying index of the prior trading day multiplied by (b) the intraday index level for that time divided by the closing level of the intraday index on the trading day prior to such date.

The “intraday index level” means, for the intraday index, (i) when the closing level of the intraday index is specified as applicable, the closing level of the intraday index specified in the applicable pricing supplement as published on the Bloomberg page specified in the applicable pricing supplement or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index or (ii) for any other time, the level of the intraday index as published for that time on that Bloomberg page or relevant successor.

The Securities do not pay interest and do not guarantee any return of principal on the maturity date or on an early redemption settlement date. Instead, on the maturity date or on an early redemption settlement date, you will receive a payment in cash, the amount of which will (i) vary depending on the performance of the underlying index as magnified by the leverage factor and (ii) be reduced by the index adjustment factor and other applicable reductions.

Optional Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part (an “optional early redemption”), during the optional redemption period. You must comply with the redemption procedures described under “General Terms of the Securities — Optional Early Redemption — Redemption Procedures” beginning on page PS-23 in order to redeem your Securities.

The “optional redemption period” means the period from, and including, the first business day following the settlement date to, and including the business day that is two scheduled trading days prior to the earlier of the final valuation date and the occurrence of an early redemption event.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

Early Redemption Event

The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level (an “early redemption event”).

If the Securities are redeemed pursuant to an optional early redemption or an early redemption event (an “early redemption”), you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. If the Securities are subject to an early redemption, the redemption amount will generally be paid three business days following the applicable valuation date (the “early redemption settlement date”), unless otherwise specified in the applicable pricing supplement. After your Securities are redeemed pursuant to an early redemption, no further amounts will be owed to you under the Securities.

For the avoidance of doubt, if an early redemption event occurs on or after the time the calculation agent commences determining ending level, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

Should an early redemption occur, there will be a fee of 0.05% (5 basis points) multiplied the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) upon an early redemption.

Redemption Amount on Early Redemption or at Maturity

On the maturity date or on an early redemption settlement date, you will receive a cash payment per Security equal to the redemption amount. The “redemption amount” will equal the sum of (i) the principal amount plus (ii) (a) the principal amount multiplied by the leverage factor multiplied by the (b) index return minus the index adjustment factor minus (iii) the redemption fee for an early redemption .

Expressed as a formula:

$25 + [$25 x Leverage Factor x [(Index Return - Index Adjustment Factor)] – Redemption Fee

Where:

The “leverage factor” is equal to 2.

The “index return” is the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index, divided by (ii) the starting level of the underlying index.

Expressed as a formula:

Ending Level – Starting Level

Starting Level

The “starting level” is the index constituent VWAP for the designated time interval on the trade date specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

The “index constituent VWAP” is, for any designated time interval, the average of the volume weighted average price of each index component as published on the Bloomberg page specified in the applicable pricing supplement or any successor page, weighted by the then-applicable weight published by the index sponsor.

The “ending level” is:

(i) for the final valuation date is the average of the closing levels of the underlying index determined for the three preceding scheduled trading days ending on and including the final valuation date, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27;

(ii) for an optional early redemption will be the closing level of the underlying index on the applicable valuation date if the calculation agent determines that (a) UBS or its affiliates have acknowledged receipt of all your required documentation and settlement instructions on or prior to 2:00 p.m. (New York City time) on the valuation date and (b) there are valid redemption requests for 16,000,000 Securities or less on or prior to 2:00 p.m. (New York City time) on that trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and

(iii) for any other early redemption will be the index constituent VWAP for the designated time interval specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS- 28. The index constituent VWAP may be based on two or more trading days with differing weightings associated with the volume weighted average price for each trading day, as specified in the applicable pricing supplement.

The “valuation date” will be determined as follows:

(i) with respect to the maturity date, the “valuation date” will be the date specified in the applicable pricing supplement (the “final valuation date”), or the following trading day if such day is not a trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27;

(ii) if the Securities are subject to an optional early redemption and an early redemption event has not occurred, the “valuation date” will be (a) the trading day on which the calculation agent determines that conditions in the second paragraph of the definition of ending level are satisfied, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and (b) the following scheduled trading day in all other cases, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28; and

(iii) if the Securities are subject to an early redemption event, the “valuation date” will be that trading day on which the calculation agent is scheduled to complete the computation of the ending level, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date or an averaging date associated with the final valuation date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

The “index adjustment factor” is a rate equal to 3-month USD LIBOR + the index adjustment spread calculated on the basis of actual number of calendar days elapsed in each interest rate period divided by 360 and compounded quarterly for each interest rate period during the accrual period. The index adjustment factor will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date; the level of the underlying index must therefore increase sufficiently in order for you to receive an amount equal to or greater than your initial investment in the Securities on the maturity date or on an early redemption settlement date.

The “3-month USD LIBOR” is, for each interest rate period, 3-month USD LIBOR is the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the last day of the prior interest rate period.

“LIBOR business day” means any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

An “observation period” or the “accrual period” is from and including the trading day after the trade date to and including the final valuation date.

Each “interest rate period” is a three month period from and including the trade date, up to and excluding the final valuation date. The actual interest rate periods will be provided in the applicable pricing supplement.

The “redemption fee” is, in the event of an early redemption, 0.05% times the principal amount. The redemption fee reduction will reduce the amount of your return (or increase your loss) upon an early redemption.

You could lose all or a substantial portion of your investment in your Securities. In particular, because your Securities contain a leverage component, any decline in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities. In addition the redemption amount is reduced by an index adjustment factor, a redemption fee and, if applicable, a principal amount reduction upon a rebalance event that reduces the overall return (or increases the loss) of the Securities. Consequently, the amount payable under the Securities on the maturity date or on an early redemption settlement date could be substantially less than your initial investment and may even be zero.

Rebalance Event

If the underlying index level at any time at which a market disruption event is not occurring on any trading day is less than the rebalance trigger and an early redemption event has not occurred (a “rebalance event” and the related trading day on which it occurs, the “rebalance date”):

(i) As of the occurrence of the rebalance event, the Securities will be adjusted with the aim of resetting the then-current leverage to approximately 2.0 based on the closing level of the underlying index as of the date of the rebalance event;

(ii) the redemption amount will thereafter be computed on a daily basis and will be referred to as the “adjusted redemption amount” (until and if another redemption event occurs when the formula will be again adjusted); and

(iii) the calculation agent will compute adjusted redemption amountt and make the following adjustments to early redemption level and rebalance trigger.

Rebalance events can occur successively; that is the underlying index can fall to the rebalance trigger specified in the pricing supplement and be reset; the underlying index can then fall further to the reset rebalance trigger and the calculation agent will reset it again . There is no limit to the amount of rebalance events that can occur.

Notwithstanding the foregoing, if a rebalance event occurs on or after 2:00 p.m. (New York City time) on a given trading day and another rebalance event occurs after 2:00 p.m. (New York City time) on the following trading day (or would have occurred based on that day’s recomputed rebalance trigger), that subsequent rebalancing event will be null and void.

In addition, if a rebalance event occurs (i) on or after the first averaging date with respect to the final valuation date on which the calculation agent commences determining the ending level, the rebalancing event will be null and void or (ii) with respect to any other valuation date on which the calculation agent commences determining ending level, the rebalancing event will be null and void, provided that this clause will apply only to Securities which are being redeemed in the case of an optional early termination.

A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The amount payable, if any, under the Securities will never be less than zero. Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

The applicable pricing supplement will specify the trade date, the observation period, the optional redemption period, the maturity date and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying index, the starting level, the rebalance trigger and early redemption level and the index adjustment spread.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described herein supplement those described in the accompanying prospectus and, if the terms described herein are inconsistent with those described in the accompanying prospectus, the terms described in this product supplement are controlling.

Specific terms will be described in the applicable pricing supplement

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described therein supplement those described in this product supplement and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

♦

Leveraged Exposure — The Securities provide an opportunity for leveraged participation in any positive index return, if held to maturity. However, the Securities do not guarantee any repayment of principal, and you will be exposed to a leveraged multiple of any negative index return and will also be subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event. If the index return is positive, but the increase in the level of the underlying index is insufficient to offset these fees and other reductions, you will have a loss on your investment in the Securities.

♦

Diversification — The Securities may provide diversification within the equity or other relevant portion of your portfolio through exposure to the underlying index and their respective index constituents.

What are some of the risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS-15 and in the applicable pricing supplement.

♦

Risk of loss and leveraged downside exposure — You can lose all or substantially all of your investment in the Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, to the extent that the ending level declines below the starting level, your loss is doubled, and the return on the Securities will decline at a rate that will exceed the rate of decline of the underlying index or the index constituents. If the index return is positive, but the increase in the level of the underlying index is insufficient to offset the effect of these fees and other reductions, you will have a loss on your investment in the Securities.

♦

Increased sensitivity to market risk — The return on the Securities is linked to the performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”) and other constituents (collectively, “index constituents”) comprising the underlying index. Because your investment in the Securities contains a leverage component, changes in the level of the underlying index or intraday index will have a greater impact on the amount payable on your Securities. In particular, any decrease in the closing level of the underlying index or level of the intraday index as of the applicable valuation date will result in a significantly greater decrease in the amount payable under the Securities on the maturity date or on an early redemption settlement date.

♦

The index adjustment factor and redemption fee may have a negative effect on the return potential of the Securities — The calculation of the redemption amount includes an index adjustment factor and a redemption fee (upon an early redemption) that reduces the overall return (or increases your loss) on the Securities. Therefore, if the index return is positive, but the increase in the level of the underlying index is insufficient to offset the effect of the index adjustment factor or the redemption fee, if applicable, you will have a loss on your investment in the Securities.

♦

The Securities are subject to an automatic early redemption feature that may terminate your leveraged exposure to the underlying index — The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level. If the Securities are redeemed early due to an early redemption event, you will receive a redemption amount that will likely be significantly less than the principal amount of your Securities and could be zero. You will not be entitled to any further payments after the early redemption settlement date, including any payment at maturity, even if the level of the underlying index increases substantially subsequent to the occurrence of the early redemption event.

♦

Whether an early redemption event or a rebalance event occurs and the value of your Securities upon an early redemption event are based on intraday levels of the underlying index — The underlying index level, which is used to determine whether an early redemption event or rebalance event has occurred on any trading day during the observation period, will be based on intraday levels of the intraday index. Therefore, because the intraday low levels may be less than or equal to the closing level of the underlying index, it is more likely that an early redemption event will occur than if the underlying index level were based solely on closing levels of the underlying index or the intraday index. Moreover, upon the occurrence of an early redemption event or, in some situations, an optional early redemption, the ending level and therefore the redemption amount of your securities will be based on the index constituent VWAP for a specified period following the occurrence of the early redemption event.

♦

Upon the occurrence of a rebalance event, the Securities will be deleveraged — A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

♦

Reinvestment Risk — If the Securities are redeemed prior to maturity pursuant to an early redemption, there is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities, if any, in a comparable investment with similar characteristics as the Securities.

♦

Your optional redemption election is irrevocable — You may elect to require UBS to redeem your Securities, in whole or in part, during the optional redemption period. You will not be able to rescind your election to redeem your Securities after your confirmation of redemption is received by the redemption agent. Accordingly, you will be exposed to market risk in the event market conditions change after the redemption agent receives your offer and before the redemption amount is determined on the applicable valuation date. For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

♦

Owning the Securities is not the same as owning the index constituents — Owning the Securities is not the same as owning the index constituents. As a holder of the Securities, you will not have voting rights or rights to receive dividends directly or other distributions or other rights that holders of the index constituents may have.

♦

The Securities will not bear interest — As a holder of the Securities, you will not receive any periodic coupon payments. The overall return you earn on your Securities may be lower than interest payments you would receive by investing in a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the Securities.

♦

Credit of the Issuer — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS, to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

♦

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying index or the index constituents, may adversely affect the index constituent VWAP, and level(s) of the underlying index and intraday index and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or intraday index, or trading activities related to the underlying index, intraday index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the Issuer, will determine the payment at maturity of the Securities based on observed levels of the underlying index and the intraday index. The calculation agent can postpone the determination of the starting level, the ending level or the maturity date if a market disruption event occurs and is continuing on the trade date or applicable valuation date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

♦

Dealer Incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

The Securities may be a suitable investment for you if:

♦	You seek leveraged exposure to the positive and negative returns of the underlying index.

♦	You can tolerate a loss of all or a substantial portion of your investment in the Securities.

♦	You believe that the level of the underlying index will increase sufficiently over the term of the Securities to offset the effect of the index adjustment factor.

♦	You can tolerate the potentially large movements positively and negatively in the value of the Securities prior to maturity.

♦	You do not believe that the underlying index level will drop below the early redemption level or the rebalance trigger at any time during the observation period.

♦	You do not seek periodic income from your investment.

♦	You are willing to hold the Securities to maturity but can tolerate an automatic early redemption of the Securities, which will likely result in a significant or complete loss on your investment.

♦	You are not seeking an investment for which there will be an active secondary market.

♦	You are comfortable with the creditworthiness of UBS, as Issuer of the Securities.

The Securities may not be a suitable investment for you if:

♦	You are not seeking leveraged exposure to the performance of the underlying index.

♦	You cannot tolerate a loss of all or a substantial portion of your investment in the Securities.

♦	You believe that the level of the underlying index will decrease over the term of the Securities or will not increase sufficiently to offset the effect of the index adjustment factor.

♦	You believe that the underlying index level will drop below the early redemption level or the rebalance trigger at any time during the observation period.

♦	You seek periodic income from your investment.

♦	You are unable or unwilling to hold the Securities to maturity or cannot tolerate an automatic early redemption of the Securities.

♦	You seek an investment for which there will be an active secondary market.

♦	You are not willing or are unable to assume the credit risk associated with UBS, as Issuer of the Securities.

What are the tax consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-33 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, subject to a potential alternative tax characterization of rebalancing or alternative tax treatment of any dividend component of the underlying index, you should generally not accrue any income with respect to the Securities prior to sale, exchange or maturity of the Securities and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should be long-term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-34 of this product supplement.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-33 of the product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Non-U.S. Holders — Additional Tax Considerations — Non-U.S. Holders should note that recently proposed Treasury regulations, if finalized in their current form, could impose a withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts attributable to U.S.-source dividends (including, potentially, adjustments to account for extraordinary dividends) that are paid or “deemed paid” after December 31, 2012 under certain financial instruments, if certain other conditions are met. While significant aspects of the application of these proposed regulations to the Securities are uncertain, if these proposed regulations were finalized in their current form, we (or other withholding agents) might determine that withholding is required with respect to the Securities held by a Non-U.S. Holder or that the Non-U.S. Holder must provide information to establish that withholding is not required. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations. If withholding is so required, we will not be required to pay any additional amounts with respect to amounts so withheld.

Tax Exempt Entities — Unrelated Business Taxable Income — Generally, capital gain realized from the sale or disposition of property that is not ‘debt-financed’ does not constitute ‘unrelated business taxable income’ (“UBTI”). Given the uncertainty regarding the U.S. federal income tax treatment of the Securities, it is possible that the Internal Revenue Service could assert that all or a portion of the income or gain from the Securities reported by a tax exempt entity is UBTI. Tax exempt entities are urged to consult with their tax advisors regarding the potential of realizing UBTI from the Securities.

Set forth below is an explanation of the steps necessary to calculate the payment on the maturity date or on an early redemption settlement date on the Securities.

Step 1: Calculate the Index Return for an Underlying Index.

Where the payment at maturity is based on the performance of an underlying index, the index return is calculated as the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index, divided by (ii) the starting level of the underlying index. Expressed as a formula:

Index Return =	Ending Level – Starting Level
Starting Level

The “starting level” is the index constituent VWAP for the designated time interval on the trade date specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

The “index constituent VWAP” is, for any designated time interval, the average of the volume weighted average price of each index component as published on the Bloomberg page specified in the applicable pricing supplement or any successor page, weighted by the then-applicable weight published by the index sponsor.

The “ending level” is:

(i) for the final valuation date is the average of the closing levels of the underlying index determined for the three preceding scheduled trading days ending on and including the final valuation date, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27;

(ii) for an optional early redemption will be the closing level of the underlying index on the applicable valuation date if the calculation agent determines that (a) UBS or its affiliates have acknowledged receipt of all your required documentation and settlement instructions on or prior to 2:00 p.m. (New York City time) on the valuation date and (b) there are valid redemption requests for 16,000,000 Securities or less on or prior to 2:00 p.m. (New York City time) on that trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and

(iii) for any other early redemption will be the index constituent VWAP for the designated time interval specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS- 28. The index constituent VWAP may be based on two or more trading days with differing weightings associated with the volume weighted average price for each trading day, as specified in the applicable pricing supplement.

Step 2: Calculate the cash payment on the maturity date or on an early redemption settlement date.

On the maturity date or on an early redemption settlement date, you will receive a cash payment per Security based on a leveraged multiple of the index return. Specifically, you will receive a cash payment per Security equal to the redemption amount. The “redemption amount” will equal the sum of (i) the principal amount plus (ii) (a) the principal amount multiplied by the leverage factor multiplied by the (b) index return minus the index adjustment factor minus (iii) the redemption fee for an early redemption.

Expressed as a formula:

$25 + [$25 x Leverage Factor x [(Index Return - Index Adjustment Factor)] – Redemption Fee

The amount payable, if any, under the Securities will never be less than zero. Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

Should an early redemption occur, there will be a fee of 0.05% (5 basis points) multiplied the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) upon an early redemption.

You could lose all or a substantial portion of your investment in your Securities. In particular, because your Securities contain a leverage component, any decline in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities. In addition the redemption amount is reduced by an index adjustment factor , a redemption fee and, if applicable, a principal amount reduction upon a rebalance event that reduces the overall return (or increases the loss) of the Securities. Consequently, the amount payable under the Securities at maturity or upon an early redemption could be substantially less than your initial investment and may even be zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical Examples — Security Returns at Maturity, upon an Early Redemption Event or upon a Rebalance Event

The following examples illustrate the calculation of the redemption amount for a hypothetical offering of the Securities under various scenarios. Each example assumes the following terms:

Term	1 year
Issue Price	$25.00 per Security
Principal Amount	$25.00 per Security
Leverage Factor	2
Rebalance Trigger	80% of the starting level
Early Redemption Level	70% of the starting level

At Maturity

The following examples assume that the underlying index level never falls below the early redemption level at any time during the observation period and the Securities are redeemed at maturity. For purposes of these examples, we have assumed an index adjustment factor of 0.60% per annum per Security. The actual index adjustment factor will depend on the three month USD LIBOR over the interest rate period and upon the actual number of calendar days in the accrual period and may result in a substantially different index adjustment factor.

Example 1 — The Index Return is 5%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	1050
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	1050 –1000	=	5%
		Starting Level		1000

Given an index return of 5% and the leverage factor of 2, the redemption amount would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (5% - 0.60%)] - $0.00

= $27.20 per Security (a gain of 8.80%).

In this example, given an initial investment of $25.00, the total return on the Securities is 8.80% while the index return is 5%.

Example 2 — The Index Return is -5%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	950
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	950 – 1000	=	-5%
		Starting Level		1000

Given an index return of -5% and the leverage factor of 2, the payment at maturity would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-5% - 0.60%)] - $0.00

= $22.20 per Security (a loss of 11.20%).

In this example, given an initial investment of $25.00, the total return on the Securities is -11.20% while the index return is -5%.

Example 3 — The Index Return is 15%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	1150
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	1150 – 1000	=	15%
		Starting Level		1000

Given an index return of 15% and the leverage factor of 2, the redemption amount would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (15%- 0.60%)] - $0.00

= $32.20 per Security (a gain of 28.80%).

In this example, given an initial investment of $25.00, the total return on the Securities is 28.80% while the index return is 15%.

Example 4 — The Index Return is -15%

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	850
Early Redemption Level	700 (70% of the starting level)

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	850 – 1000	=	-15%
		Starting Level		1000

Given an index return of -15% and the leverage factor of 2, the redemption amount would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-15% - 0.60%)] - $0.00

= $17.20 per Security (a loss of 31.20%).

In this example, given an initial investment of $25.00, the total return on the Securities is -31.20% while the index return is -15%.

Accordingly, you could lose all or a substantial portion of your investment in your Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis.

Upon an Early Redemption Event

The following examples assume that the underlying index level falls below the early redemption level during the observation period and the Securities are redeemed early. The following examples also assume that the date upon which the early redemption event has occurred is also the same date that a rebalance event has occurred because the underlying index level was less than both the rebalance trigger (which was 800) and the early redemption level (which was 700) on the same trading day. The occurrence of an early redemption event on the same trading day as a rebalance event renders the rebalance event null and void and the total return on the Securities will be calculated as set forth in the following examples.

Example 1 — The underlying index level falls below the early redemption level on the trading day that is the 90th calendar day of the term of the Securities.

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	600
Early Redemption Level	700 (70% of the starting level)

For purposes of this example, we have assumed a redemption fee of $0.0125 and an index adjustment factor of 0.60% per annum per Security (or 0.15% for the 90 calendar day period measured in this example). The actual index adjustment factor will depend upon the three month USD LIBOR over the accrual period and upon the actual number of calendar days in the accrual period and may result in substantially a different index adjustment factor.

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	600 – 1000	=	-40%
		Starting Level		1000

Given an index return of -40% and the leverage factor of 2, the payment upon an early redemption would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-40% - 0.15%)] - $0.0125

= $4.9125 per Security (a loss of 80.35%).

In this example, given an initial investment of $25.00, the total return on the Securities is -80.35% while the index return is -40%.

Example 2 — The underlying index level falls below the early redemption level on the trading day that is the 270th calendar day of the term of the Securities.

The following example illustrates the calculation of the index return and the redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Ending Level	500
Early Redemption Level	700 (70% of the starting level)

For purposes of this example, we have assumed a redemption fee of $0.0125 and an index adjustment factor of 0.60% per annum per Security (or 0.45% for the 270 calendar day period measured in this example). The actual index adjustment factor will depend upon the three month USD LIBOR over the accrual period and upon the actual number of calendar days in the accrual period and may result in substantially a different index adjustment factor.

Given the above assumptions, the index return would be calculated as follows:

Index Return	=	Ending Level – Starting Level	=	500 – 1000	=	-50%
		Starting Level		1000

Given an index return of -50% and the leverage factor of 2, the payment upon an early redemption would be:

$25 + [$25 × Leverage Factor x (Index Return – Index Adjustment Factor)] – Redemption Fee =

$25 + [$25 × 2 x (-50% - 0.45%)] - $0.0125

= -$0.2375 per Security

Because the redemption amount cannot be negative, the payment upon early redemption will be $0.00 per Security, and investors will suffer a total loss of the initial investment of $25.00. In this example, the total return on the Securities is -100% while the index return is -50%

Accordingly, you could lose all or a substantial portion of your investment in your Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Upon a Rebalance Event

The following example assumes that on any trading day the underlying index level of the underlying index is less than the rebalance trigger and an early redemption event has not occurred during the observation period.

Example — The underlying index level falls below the rebalance trigger on the trading day that is the 90th calendar day of the term of the Securities on or prior to 2:00 p.m. on such trading day.

The following example illustrates the calculation of the adjusted index return and the rebalance redemption amount for hypothetical Securities with the following additional assumptions:

Starting Level	1000
Underlying Index Level on the day (t-1) (which is the day prior to a Rebalance Date)	850
Reference Level on the day (t-1)	17.5
Ending Level	650
Closing level of the Underlying Index on the Rebalance Date	800
Rebalance Trigger Deleverage Factor	800 (80% of the starting level) 0.75

For purposes of this example, we have assumed an index adjustment factor of 0.60% per annum per Security. The actual index adjustment factor will depend upon three month USD LIBOR over the accrual period and upon the actual number of calendar days in the accrual period and may result in a substantially different index adjustment factor.

Given the above assumptions, the effective leverage factor is then calculated as follows:

Effective Leverage Factort-1 = [($25 × Leverage Factor × Deleverage Factorn) / Starting Level] ×

(Underlying Index Levelt-1 / Reference Levelt-1) =

[($25 × 2 × 0.750) / 1000] × (850 / 17.5) = 2.4286

Given the above assumptions, the reference level is calculated as follows:

Reference Level = Reference Levelt-1 × (1 + Effective Leverage Factort-1 × (Underlying Index Levelt /

Underlying Index Levelt-1-1)) – ($25 × Reduction Fee) =

17.5 × (1 + 2.4286 × (800 / 850 -1)) – (25 × 0.0005) = 14.9875

Given the above assumptions, and no further rebalance events, the redemption amount at maturity is calculated as follows. The Effective Leverage Factor must be recalculated as of the rebalance date to account for the deleveraging effect of the rebalance event.

As of the rebalance date, the effective leverage factor is recalculated as follows:

Effective Leverage Factort-1 = [($25 × Leverage Factor × Deleverage Factorn) / Starting Level] ×

(Underlying Index Levelt-1 / Reference Levelt-1) =

[($25 × 2 × 0.751) / 1000] × (800 / 14.9875) = 2.0017

Given the assumptions above and assuming no additional rebalance events have occurred during the term of the Securities, the adjusted redemption amount at maturity can be calculated as follows:

Reference Levelt-1 × (1 + Effective Leverage Factor × (Underlying Index Levelt / Underlying Index Levelt-1-1) – ($25 × Leverage Factor × Index Adjustment Factor) – Redemption Fee =

14.9875 × (1 + 2.0017 × (650 / 800*—1) – ($25 × 2 × 0.006) – 0

= $9.0625 per Security (a loss of 63.75%).

In this example, given an initial investment of $25.00, the total return on the Securities is -63.75% while the index return is -35%.

*	Assumes constant value since the rebalance date.

Accordingly, you could lose all or a substantial portion of your investment in your Securities. In addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities on the maturity date or on an early redemption settlement date and the cash payment that could be delivered for each of your Securities on the maturity date or early redemption settlement date (as applicable), based on a range of hypothetical starting levels, ending levels and underlying index levels on the applicable valuation date or any trading day during the observation period and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical ending levels or underlying index levels of the underlying index on the applicable valuation date or any trading day during the observation period, respectively, could have on your payment on the maturity date or on an early redemption settlement date, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on levels for the underlying index that may not be achieved on the applicable valuation date or any trading day during the observation period (as applicable) and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on the maturity date or early redemption settlement date (as applicable) may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the index constituent stocks or any other index constituents, or in the underlying index. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying index or the index constituents:

♦	because the Securities are a leveraged instrument, the loss on the Securities will be more than the return on a direct investment in the underlying index if the index return is negative;

♦	an investment directly in the underlying index or the index constituents is not subject to an index adjustment factor that decreases potential investment return;

♦

in the case of direct investment in an underlying index comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which will not be reflected in the return on the Securities unless the underlying index is a total return index;

♦	in the case of direct investment in index constituents, the return could include rights that you will not have as an investor in the Securities; and

♦	an investment directly in the underlying index may have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

We cannot predict the levels of the underlying index. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the maturity date or the early redemption settlement date (as applicable), nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying index or the index constituents.

Risk Factors

The return on the Securities is linked to the performance of the underlying index. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

You may lose up to your entire investment in the Securities.

You can lose all or substantially all of your investment in the Securities. On the maturity date or on an early redemption settlement date, you will receive an amount in cash equal to the sum of (i) the principal amount plus (ii) (a) the principal amount multiplied by the leverage factor multiplied by the (b) index return minus the index adjustment factor minus (iii) the redemption fee for an early redemption. The amount payable, if any, on the Securities will never be less than zero. However, in addition to being subject to the index adjustment factor, a redemption fee upon an early redemption and a principal amount reduction upon a rebalance event, you will participate in any negative performance of the underlying index on a two-times leveraged basis and may lose your entire investment in the Securities. You will have a loss on your investment if the index return is negative or not sufficiently positive to offset the effect of these fees and other reductions. Therefore, you could lose all or a substantial portion of your initial investment in the Securities.

Leverage increases the sensitivity of the Securities to changes in the closing level of the underlying index and the index constituent VWAP.

Because your investment in the Securities is leveraged, changes in the closing level of the underlying index or the index constituent VWAP will have a greater impact on the amount payable on your Securities than on amounts payable on similar securities that are not so leveraged. Since the leverage factor provides double exposure to increases and decreases in the level of the underlying index or index constituent VWAP, every 1% change in the ending level relative to the starting level of the underlying index will translate into approximately a 2% change in the amount you will receive on the maturity date or on an early redemption settlement date (not including the impact of the index adjustment factor or any redemption fee, which will further reduce your return). In particular, any decrease in the closing level of the underlying index or the index constituent VWAP as of the applicable valuation date will result in a significantly greater decrease in the amount you will receive on the maturity date or on an early redemption settlement date. If the index return is negative, you will suffer a loss on your investment in the Securities substantially greater than you would if your Securities did not contain a leverage component.

The payment on the Securities is linked to the index constituent VWAP, not just to the closing level of the underlying index.

The starting level for the Securities and in some instances your payment at maturity or upon early redemption is linked to the performance of the index constituent VWAP. Although the index constituent VWAP is intended to track the performance of the underlying index, the calculation of the index constituent VWAP is different from the calculation of the official closing level of the underlying index. Therefore, the payment at maturity or upon early redemption of your Securities, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the underlying index. Because the index constituent VWAP will not necessarily correlate with the closing levels or intraday levels of the underlying index or the intraday index level, the payment at maturity or upon redemption, will not be the same as investing in a debt security with a payment at maturity or upon redemption, linked to the performance of the underlying index as measured using closing levels or intraday index values. In particular, the official underlying index closing level may vary significantly, on a cumulative basis over the term of the Securities, from the index constituent VWAP.

The Securities are subject to an automatic early redemption feature that does not allow for participation in payment at maturity.

The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level. The amount payable upon an early redemption of your Securities will be (i) based on the percentage change (as magnified by the leverage factor) in the ending level computation of the index constituent VWAP on the applicable valuation date relative to its starting level and (ii) reduced by the index adjustment factor accrued through the applicable valuation date and the redemption fee. In that case, you will receive an early redemption payment that will likely be significantly less than the principal amount of your Securities and could be zero if the closing level of the underlying index declines precipitously as of the applicable valuation date. You will not be entitled to any further payments after the early redemption settlement date, including any payment at maturity, even if the level of the underlying index increases substantially subsequent to the occurrence of the early redemption event.

Whether an early redemption event or a rebalance event occurs and the value of your Securities upon an early redemption event are based on intraday levels of the intraday index

The underlying index level, which is used to determine whether an early redemption event or rebalance event has occurred on any trading day during the observation period, will be based on intraday levels of the intraday index. Therefore, because the intraday low levels may be less than or equal to the closing level of the underlying index, it is more likely that an early redemption event will occur than if the underlying index level were based solely on closing levels of the underlying index or the intraday index. Moreover, upon the occurrence of an early redemption event or, in some situations, an optional early redemption, the ending level and therefore the redemption amount of your securities will be based on the index constituent VWAP for a specified period following the occurrence of the early redemption event.

Upon the occurrence of a rebalance event, the Securities will be deleveraged

A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

The index adjustment factor, the redemption fee and a principal amount reduction may have a negative effect on the return potential of the Securities

The calculation of the redemption amount includes an index adjustment factor, a redemption fee (upon an early redemption) and a principal amount reduction upon a rebalance event that reduces the overall return (or increases the loss) on the Securities. Therefore, if the index return is positive, but the increase in the level of the underlying index is insufficient to offset the effect of the index adjustment factor, the redemption fee or a principal amount reduction, if applicable, you will have a loss on your investment in the Securities.

The index adjustment factor is based upon a floating rate that may increase significantly during the term of the Securities.

The index adjustment factor is calculated based upon 3-month USD LIBOR. Because the 3-month USD LIBOR is a floating rate, the 3-month USD LIBOR will fluctuate. The index adjustment factor will accrue on the principal amount on each calendar day during the accrual period at a per annum rate equal to 3-month USD LIBOR and will be calculated based upon quarterly compounding. Therefore, an increase in the 3-month USD LIBOR with respect to any interest rate reset dates during the accrual period will cause the index adjustment factor to accrue at a higher rate resulting in a greater reduction in the redemption amount.

The Securities do not pay interest and your yield on the Securities may be less than the yield on a conventional debt security of comparable maturity.

There will be no periodic interest payments on the Securities as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The yield that you receive on the Securities, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

The formula for calculating the payment on the maturity date or on an early redemption settlement date of the Securities does not take into account all developments in the underlying index or the index constituent VWAP.

Changes in the underlying index or the index constituent VWAP during the term of the Securities before the applicable valuation date will not be reflected in the calculation of the redemption amount. The calculation agent will calculate the redemption amount by comparing only the starting level on the trade date and the ending level of the underlying index on the applicable valuation date. As a result, you may lose some or all of your investment even if the levels of underlying index or index constituent VWAP has risen at certain times during the term of the Securities before falling to a level below the starting level on the applicable valuation date. Moreover, if your Securities are redeemed pursuant to an early redemption, you will not be entitled to any further payments, including any payment at maturity, after the early redemption settlement date even if the level of the underlying index increases substantially subsequent to the early redemption.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the applicable valuation date when the calculation agent will determine the redemption amount. Several factors, many of which are beyond our control and interrelate in complex ways, will influence the market value of the Securities. We expect that, generally, the levels of the underlying index and intraday index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

♦	the volatility of the underlying index and intraday index (i.e., the frequency and magnitude of changes in the level of the underlying index and intraday index over the term of the Securities);

♦	the composition of the underlying index and intraday index and changes to its index constituents;

♦	the market prices of the index constituents;

♦

the dividend rate paid on any index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprising such index constituent stocks, and therefore affect the market value of any Securities linked to such underlying index);

♦	fluctuations in the 3-month USD LIBOR;

♦	interest rates in the U.S. markets and each market related to the index constituents;

♦	the time remaining to the maturity of the Securities;

♦	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

♦	economic, financial, political, regulatory, judicial or other events that affect the level of the underlying index or the market price of the index constituents or that affect markets generally; and

♦	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Your optional redemption election is irrevocable.

You may elect to require UBS to redeem your Securities, in whole or in part, during the optional redemption period. You will not be able to rescind your election to redeem your Securities after your confirmation of redemption is received by the redemption agent. Accordingly, you will be exposed to market risk in the event market conditions change after the redemption agent receives your offer and before the redemption amount is determined on the applicable valuation date.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

RISKS RELATED TO GENERAL INDEX CHARACTERISTICS AND ISSUES

Owning the Securities is not the same as owning the index constituents.

The return on your Securities may not reflect the return you would realize if you actually owned the index constituents and held such investment for a similar period because the level of the underlying index may be calculated in part by reference to the prices of the index constituents without taking into consideration the value of dividends paid on any index constituent stocks. As a holder of the Securities, you will not have voting rights or rights to directly receive dividends or other distributions or other rights that holders of the index constituents may have.

Due to the leverage component of the Securities, any change in the closing level of the underlying index or the index constituent VWAP as of the applicable valuation date will result in a significantly greater change in the redemption amount, if any, you will receive on the maturity date or on an early redemption settlement date. However, even if the level of the underlying index increases during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying index to increase while the market value of the Securities declines.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the underlying index level will not decline below the early redemption level or that the ending level will be above the starting level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index during the term of the Securities.

The market prices of the index constituents will determine the level(s) of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the level of the underlying index will rise or fall. Market prices of the index constituents will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such index constituents.

RISKS RELATED TO EQUITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to an equity index, you will not receive dividend payments on the index constituent stocks, or have shareholder rights in the index constituent stocks.

You will not receive any dividend payments or other distributions on the index constituent stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituent stocks may have.

If the underlying index specified in the applicable pricing supplement is a “total return index”, then any cash payout or dividend component is reinvested back into the index, which gives the effect of the dividends being passed on to investors.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange traded funds or other derivative products on such index constituents or the underlying index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-32, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or the underlying index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the underlying index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of the underlying index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and the level of the underlying index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Securities. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index, could be adverse to such holders’ interests as beneficial owners of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituents, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituents and the level of the underlying index and, therefore, the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the index constituents, the underlying index or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities, the index constituents and the underlying index.

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any index (an “index sponsor”) that may be used to calculate the payment at maturity or any other amount with respect to the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or the intraday index which the calculation agent applies to recomputed the index upon a market disruption event. If an index sponsor suspends the calculation of the underlying index or the intraday index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. If an index sponsor discontinues computation of an underlying index or the intraday index, the calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index or intraday index exists, the payment you receive at maturity will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Event” on page PS-26 and “General Terms of the Securities — Role of Calculation Agent” on page PS-31. No index sponsor is involved in the offer of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about any index sponsor, the underlying index and the intraday index to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates will undertake an independent review or due diligence of any publicly available information regarding the underlying index or intraday index. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index or intraday index for your Securities.

Changes that affect the underlying index will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of the underlying index, the intraday index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) are reflected in the underlying index, could affect the level of the underlying index or intraday index and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index or the intraday index, or if an index sponsor permanently discontinues calculation or publication of the underlying index or intraday index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the ending level — and thus the amount payable at maturity in accordance with the formula for and method of calculating such underlying index last in effect prior to the disruption in publishing of the underlying index or intraday index.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities on the maturity date or on an early redemption settlement date, subject to adjustment upon a rebalance event. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-31. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents or the underlying index has occurred or is continuing on the applicable valuation date for the underlying index. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

The calculation agent can postpone the determination of the starting level, ending level or the maturity date or the early redemption settlement date if a market disruption event occurs on the applicable valuation date.

If the calculation agent determines that a market disruption event has occurred or is continuing on or during the scheduled trading day(s) on which the starting level or ending level is determined, the determination of the startling level or ending level will be postponed until a market disruption event no longer occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the closing level of the underlying index or index constituent VWAP when the market disruption event ceases to exist. In no event, however, will the applicable valuation date be postponed by more than eight trading days in the case of an underlying index market disruption event or three trading days in the case of an index constituent market disruption event. As a result, the maturity date or early redemption settlement date (as applicable) for the Securities could also be postponed, although not by more than eight or three scheduled trading days, as applicable.

If the applicable determination date(s) for the starting level or the ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the starting level or ending level for such underlying index will be determined by the calculation agent. If the determination of the starting level or ending level of the underlying index is not available on the last possible day that qualifies as the applicable determination date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the starting level or ending level that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-26.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-33 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation, particularly if you are a tax exempt entity (such as an individual retirement account) or a non-U.S. person.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-33 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal.

Denominations

Each Security will have a principal amount of $25.00, unless otherwise specified in the applicable pricing supplement.

Payment at Maturity or upon an Early Redemption

On the maturity date or on an early redemption settlement date, you will receive a cash payment per Security equal to the redemption amount. The “redemption amount” will equal the sum of (i) the principal amount plus (ii) (a) the principal amount multiplied by the leverage factor multiplied by the (b) index return minus the index adjustment factor minus (iii) the redemption fee for an early redemption.

Expressed as a formula:

$25+[$25 x Leverage Factor x [(Index Return - Index Adjustment Factor)]
– Redemption Fee

Where:

The “leverage factor” is equal to 2.

The “index return” is the quotient of (i) the ending level of the underlying index minus the starting level of the underlying index, divided by (ii) the starting level of the underlying index.

Expressed as a formula:

Ending Level – Starting Level
Starting Level

The “starting level” is the index constituent VWAP for the designated time interval on the trade date specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

The “index constituent VWAP” is, for any designated time interval, the average of the volume weighted average price of each index component as published on the Bloomberg page specified in the applicable pricing supplement or any successor page, weighted by the then-applicable weight published by the index sponsor.

The “ending level” is:

(i) for the final valuation date is the average of the closing levels of the underlying index determined for the three preceding scheduled trading days ending on and including the final valuation date, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27;

(ii) for an optional early redemption will be the closing level of the underlying index on the applicable valuation date if the calculation agent determines that (a) UBS or its affiliates have acknowledged receipt of all your required documentation and settlement instructions on or prior to 2:00 p.m. (New York City time) on the valuation date and (b) there are valid redemption requests for 16,000,000 Securities or less on or prior to 2:00 p.m. (New York City time) on that trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and

(iii) for any other early redemption will be the index constituent VWAP for the designated time interval specified in the applicable pricing supplement, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28. The index constituent VWAP may be based on two or more trading days with differing weightings associated with the volume weighted average price for each trading day, as specified in the applicable pricing supplement.

The “valuation date” will be determined as follows:

(i) with respect to the maturity date, the “valuation date” will be the date specified in the applicable pricing supplement (the “final valuation date”), or the following trading day if such day is not a trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27;

(ii) if the Securities are subject to an optional early redemption and an early redemption event has not occurred, the “valuation date” will be (a) the trading day on which the calculation agent determines that conditions in the second paragraph of the definition of ending level are satisfied, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and (b) the following scheduled trading day in all other cases, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28; and

(iii) if the Securities are subject to an early redemption event, the “valuation date” will be that trading day on which the calculation agent is scheduled to complete the computation of the ending level, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date or an averaging date associated with the final valuation date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

The “index adjustment factor” is a rate equal to 3-month USD LIBOR + index adjustment spread calculated on the basis of actual number of calendar days elapsed in each interest rate period divided by 360 and compounded quarterly for each interest rate period during the accrual period. The index adjustment factor will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date; the level of the underlying index must therefore increase sufficiently in order for you to receive an amount equal to or greater than your initial investment in the Securities on the maturity date or on an early redemption settlement date.

The “3-month USD LIBOR” is, for each interest rate period, 3-month USD LIBOR is the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the last day of the prior interest rate period.

“LIBOR business day” means any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

An “observation period” or the “accrual period” is from and including the trading day after the trade date to and including the final valuation date.

Each “interest rate period” is a three month period from and including the trade date, up to and excluding the final valuation date. The actual interest rate periods will be provided in the applicable pricing supplement.

The “redemption fee” is, in the event of an early redemption, 0.05% times the principal amount. The redemption fee reduction will reduce the amount of your return (or increase your loss) upon an early redemption.

You could lose all or a substantial portion of your investment in your Securities. In particular, because your Securities contain a leverage component, any decline in the ending level of the underlying index relative to its starting level will result in a significantly greater decrease in the amount payable under the Securities. In addition the redemption amount is reduced by an index adjustment factor, a redemption fee and, if applicable, a principal amount reduction upon a rebalance event that reduces the overall return (or increases the loss) of the Securities. Consequently, the amount payable under the Securities on the maturity date or on an early redemption settlement date could be substantially less than your initial investment and may even be zero. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The amount payable, if any, under the Securities will never be less than zero. Any negative redemption amount will be deemed to be equal to zero. Therefore, your maximum loss under the Securities is your initial investment.

The applicable pricing supplement will specify the trade date, the observation period, the optional redemption period, the maturity date and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying index, the starting level, the rebalance trigger and early redemption level.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Optional Early Redemption

You may elect an optional early redemption, in whole or in part, on any business day during the optional redemption period. You must comply with the redemption procedures described below in order to redeem your Securities.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

For the avoidance of doubt, an optional early redemption is not the same as UBS making a secondary market in the Securities.

Redemption Procedures

To redeem your Securities pursuant to an optional early redemption, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

♦

deliver a notice of redemption, which is attached to the applicable pricing supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the business day immediately preceding your desired redemption settlement date. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

♦

deliver to us via facsimile by 5:00 p.m. (New York City time) on the same day the signed confirmation of redemption which is attached to the applicable pricing supplement as Annex B. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

♦	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the redemption settlement date at a price equal to the redemption amount; and

♦	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the redemption settlement date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the applicable business day, your notice will not be effective and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent redemption date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

The calculation agent will resolve any questions that may arise as to the validity of a notice of redemption and the timing of receipt of a notice of redemption or as to whether and when the required deliveries have been made. Notwithstanding the forgoing, the calculation agent may waive the notice of redemption and confirmation of redemption (but not the 2:00p.m. (New York City deadline) for the initial owner of beneficial interests in the Securities (so long as it and continues to have custodial arrangements satisfactory UBS Securities LLC). Any such requests should be e-mailed to UBS Securities LLC at OL-EarlyRedemption@ubs.com. Until UBS Securities LLC affirmatively responds to such a waiver such requests will be deemed null and void.

Questions about the redemption requirements should be directed to UBS Securities LLC at the telephone number included in the form of confirmation of redemption attached to the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement (or the relevant annexes attached thereto), the redemption agent shall be UBS Securities LLC.

Early Redemption Event

The Securities will be automatically redeemed early if the underlying index level at any time at which a market disruption event is not occurring on any trading day during the observation period is less than the early redemption level.

An “observation period” is from and including the trading day after the trade date to and including the final valuation date.

If the Securities are redeemed pursuant to an early redemption event, you will receive on the applicable early redemption settlement date, a cash payment per Security equal to the redemption amount, calculated as of the applicable valuation date. After your Securities are redeemed pursuant to an early redemption event, no further amounts will be owed to you under the Securities.

For the avoidance of doubt, if an early redemption event occurs on or after the first averaging date on which the calculation agent commences determining ending level, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions, provided that the calculation agent in determining the index constituent VWAP will for each averaging date for which a closing level was determined compute the index constituent VWAP based on a differing weightings associated with each averaging date for which a closing level was determined, volume weighted average prices determined on each relevant trading day based on the duration of the disrupted time interval and the volume, historical trading patterns and price of the affected index constituent.

In addition, if an early redemption event occurs on or after the redemption notice date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

The amount payable under the Securities upon an early redemption event will be substantially less than your initial investment and may even be zero. In addition the redemption amount is reduced by an index adjustment factor , a redemption fee and, if applicable, a principal amount reduction upon a rebalance event that reduces the overall return (or increases the loss) of the Securities. Moreover, the occurrence of an early redemption event will cut-off your ability to participate in any recovery of the underlying index subsequent to the early termination event.

Early Redemption Settlement Date

If the Securities are redeemed pursuant to an early redemption or subject to a valid optional early redemption, the early redemption settlement date will generally be three business days following the applicable valuation date, unless otherwise specified in the applicable pricing supplement. As described under “— Valuation Date” below, the calculation agent may postpone the applicable valuation date – and therefore the early redemption settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be the applicable valuation date. We describe market disruption events under “— Market Disruption Event” below.

Rebalance Event

If the underlying index level at any time at which a market disruption event is not occurring on any trading day is less than the rebalance trigger and an early redemption event has not occurred (a “rebalance event” and the related trading day on which it occurs, the “rebalance date”):

(i) As of the occurrence of the rebalance event, the Securities will be adjusted with the aim of resetting the then-current leverage to approximately 2.0 based on the closing level of the underlying index as of the date of the rebalance event;

(ii) the redemption amount will thereafter be computed on a daily basis and will be referred to as the “adjusted redemption amount” (until and if another redemption event occurs when the formula will be again adjusted); and

(iii) the calculation agent will compute adjusted redemption amountt and make the following adjustments to early redemption level and rebalance trigger:

The “rebalance trigger” means 80% of the starting level. The rebalance trigger will be adjusted upon the occurrence of a rebalance event as described below.

The “adjusted redemption amountt, means an iterative calculation done every day (t) prior to and including the final valuation date equal to (i) the reference levelt-1 multiplied by (ii) (a) the sum of 1.0 plus (b) the effective leverage factort-1 multiplied by (c) (x) the ratio of the underlying index levelt to the underlying index levelt-1 minus (y) 1.0 less (iii) $25 multiplied by the leverage factor multiplied by the index adjustment factor minus (iv) the redemption fee for any early redemption.

Expressed as a formula:

Adjusted Redemption Amountt = Reference Levelt–1 ×

(1 + Effective Leverage Factort–1 ×	(	(	Underlying Index Levelt	)	-1)	- ($25 x LeverageFactor × Inde x AdjustmentFactor))	-
Underlying Index Levelt–1

Redemption Fee for an early redemption

Where:

“Reference levelt “ means an iterative calculation done every day (t) prior to and including the final valuation date, equal to (i) reference levelt-1 multiplied by (ii) (a) 1.0 minus the reduction fee plus (b) the effective leverage factort-1 multiplied by (underlying index levelt / underlying index levelt-1) - 1. On the trade date, the reference levelt-1 equals $25.

Expressed as a formula:

Reference Levelt = Reference Levelt–1 ×	(1+Effective Leverage Factort–1 ×	(	Underlying Index Levelt	-1)	-	($25 x Reduction Fee))
Underlying Index Levelt–1

Notwithstanding the forgoing, reference levelt will remain fixed at a level equal to reference levelt computed as of: (i) the trading day preceding the first averaging date in the case of the Maturity Date and (ii) the trading day preceding the trading day on which the early redemption event occurs in the case of an early redemption event.

“Effective leverage factor t-1” means an iterative calculation done every day (t) prior to and including the final valuation date equals the product of (i) (a) $25 x leverage factor x deleverage factorn divided by (b) the starting level multiplied by (ii) Underlying Index Levelt-1. divided by Reference Levelt-1. As of the trade date effective leverage factor (t-1) is 200%.

Expressed as a formula:

EffectiveLeverage Factort–1 =	[	($25 x Leverage Factor × Deleverage Factorn)	]	×	(	Underlying Index Levelt–1)
		Starting Level				Reference Levelt–1

Notwithstanding the forgoing, effective leverage factort–1 will remain fixed at a level equal to effective leverage factort–1 computed as of: (i) on the trading day which is the first averaging date in the case of the maturity date and (ii) on the trading day on which the early redemption event occurs in the case of an early redemption event.

“Deleverage factor” means 0.75.

“n” means the total number of rebalance events from and including the trade date to and including the current rebalance date. For the avoidance of doubt, “n” is zero on the trade date.

“Underlying index levelt “ means the closing level of the underlying index as of any trading day (t), provided that (i) for the maturity date, on each of the averaging dates, underlying index levelt means the average of the closing levels of the underlying index determined for the three preceding scheduled trading days ending on and including the applicable valuation date, (ii) on exercise of your right to require UBS to redeem your Securities, underlying index levelt means the closing level of the underlying index of the valuation date that the redemption conditions are met, or alternatively, the index constituent VWAP for the trading day that follows satisfaction of the redemption conditions, as further described under “General Terms of the Securities — Optional Early Redemption”; or (iii) if an early redemption event occurs, underlying index levelt means the closing level of the underlying index or index constituent VWAP for the designated time intervals as specified in the pricing supplement. In all cases the computation of the underlying index levelt may be delaying upon to the occurrence of a market disruption event.

“Underlying index levelt-1” means the closing level of the underlying index as of the trading day preceding trading day (t), provided that (i) for the maturity date, underlying index levelt-1 means the closing level of the underlying index on the trading day preceding the first averaging date or (ii) if an early redemption event occurs, underlying index levelt–1 means the closing level of the underlying index on the trading day preceding the trading day on which the early redemption event occurs. In all cases the computation of underlying index levelt–1 may be delayed upon to the occurrence of a market disruption event.

The “reduction fee” is equal to 0.0005% on a rebalance date and otherwise, 0.

The “leverage factor,” “ending level,” and “index adjustment factor” will continue to be computed in the same manner as previously described.

The calculation agent will make the following adjustments effective the closing time on the same trading day if the rebalance event occurs on or prior to 2:00 p.m. (New York City time) and the closing time on following scheduled trading day if the if the rebalance event occurs after 2:00 p.m. (New York City time):

The “early redemption level” will be reset by multiplying the previous rebalance trigger by the percentage set forth in the pricing supplement to calculate the early redemption level on the trade date.

The “rebalance trigger” will be reset by multiplying the previous rebalance trigger by the percentage set forth in the pricing supplement to calculate the original rebalance trigger on the trade date.

Rebalance events can occur successively; that is the underlying index can fall to the rebalance trigger specified in the pricing supplement and be reset per the provisions above; the underlying index can then fall further to the reset rebalance trigger and the calculation agent will reset it again per the provisions above . There is no limit to the amount of rebalance events that can occur.

Notwithstanding the foregoing, if a rebalance event occurs on or after 2:00 pm (New York City time) on a given trading day and another rebalance event occurs after 2:00 pm (New York City time) on the following trading day (or would have occurred based on that day’s recomputed rebalance trigger), that subsequent rebalancing event will be null and void.

In addition, if a rebalance event occurs (i) on or after the first averaging date with respect to the final valuation date on which the calculation agent commences determining the ending level, the rebalancing event will be null and void or (ii) with respect to any other valuation date on which the calculation agent commences determining ending level, the rebalancing event will be null and void, provided that this clause will apply only to Securities which are being redeemed in the case of an optional early termination.

A rebalance event will have the effect of deleveraging your Securities; that is, a constant percentage increase in the index level will have a lesser positive effect on the value of your Securities relative to before the rebalance event. This also means that you would not recover your investment even should the underlying index level increase back to its trade date level. In addition, each time a rebalance event occurs, there will be a 0.05% (5 basis points) reduction to the principal amount of your Securities. This reduction will reduce the amount of your return (or increase your loss) on the maturity date or on an early redemption settlement date.

Maturity Date

The maturity date for your Securities will three business days following the final valuation date, unless otherwise specified in the applicable pricing supplement. If the calculation agent postpones the final valuation date, the maturity date will be automatically postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the final valuation date. As discussed below under “—Valuation Date”, the calculation agent may postpone the applicable valuation date if a market disruption event occurs or is continuing on such day. We describe market disruption events under “—Market Disruption Event” below.

The postponement of the maturity date for one offering of the Securities will not necessarily affect the maturity date for any other offering of the Securities.

Valuation Date

With respect to the maturity date, the “valuation date” will be the date specified in the applicable pricing supplement (the “final valuation date”), or the following trading day if such day is not a trading day, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27.

If the Securities are subject to an optional early redemption and an early redemption event has not occurred, the “valuation date” will be (i) the trading day on which the calculation agent determines that conditions in the second paragraph of the definition of ending level are satisfied, subject to the occurrence of an underlying index market disruption event as described under “General Terms of the Securities — Market Disruption Event — Underlying Index Market Disruption Event” beginning on page PS-27; and (ii) the following scheduled trading day in all other cases, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

If the Securities are subject to an early redemption event, the “valuation date” will be that trading day on which the calculation agent is scheduled to complete the computation of the ending level, subject to the occurrence of an index constituent market disruption event as described under “General Terms of the Securities — Market Disruption Event — Index Constituent Market Disruption Event” beginning on page PS-28.

For the avoidance of doubt, if an early redemption event occurs on or after the redemption notice date or an averaging date associated with the final valuation date, the applicable valuation date and ending level will be determined in accordance with the early redemption event provisions.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of any underlying index or the intraday index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined by the calculation agent.

Underlying Index Level

For the underlying index, (i) when the closing level of the underlying index is specified as applicable, the closing level on such day on the applicable Bloomberg Professional© service (“Bloomberg”) page specified in the applicable pricing supplement or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index or (ii) for any other time, (a) the closing level of the underlying index of the prior trading day multiplied by (b) the intraday index level for that time divided by the closing level of the intraday index on the trading day prior to such date.

Market Disruption Event

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Underlying Index Market Disruption Event

When the calculation agent determines the ending level by reference to the closing level of the underlying index, the following terms relating to underlying index market disruption events will apply.

As described above, valuation dates may be postponed, and thus the determination of the ending level may be postponed if the calculation agent determines that, on or during the applicable scheduled trading day on which the ending level is determined (or, if there are multiple scheduled trading days, each an “averaging date”), an underlying index market disruption event has occurred or is continuing for the underlying index. If such a postponement occurs, the calculation agent will use the closing level of such underlying index when the underlying index market disruption event ceases to exist. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute an underlying index market disruption event, the calculation agent may waive its right to postpone the applicable valuation date, if it determines that one or more of the events below has not and is not likely to materially impair its ability to determine the closing level of the underlying index. In no event, however, will the determination of the ending level as described in this section be postponed by more than eight scheduled trading days.

To the extent the calculation agent determines the ending level on one scheduled trading day, if the determination of the ending level is postponed to the last possible day, but an underlying index market disruption event for the underlying index occurs or is continuing on that day, that day will nevertheless be the date on which the ending level for such underlying index will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the ending level that would have prevailed in the absence of the underlying index market disruption event.

To the extent the calculation agent determines the ending level by reference to averaging dates, and an underlying index market disruption event has occurred, averaging date for the underlying index shall be the first succeeding valid date. If the first succeeding valid date in respect of the underlying index has not occurred as of the close of trading on the eighth scheduled trading day immediately following the original date that, but for the occurrence of another averaging date or underlying index market disruption event, would have been the final averaging date in relation to the relevant valuation date, then (1) that eighth scheduled trading day shall be deemed to be the averaging date (irrespective of whether that eighth scheduled trading day is already an averaging date), and (2) the calculation agent shall determine the closing level for that averaging date as specified above.

“Valid date” shall mean a scheduled trading day on which an underlying index market disruption event has not occurred and which is not a trading day or otherwise scheduled to be an averaging date.

Any of the following will be an underlying index market disruption event, in each case as determined by the calculation agent:

♦	a termination, suspension, absence or material limitation of trading in a material number of index constituents in the applicable market or markets;

♦

a termination, suspension, absence or material limitation of trading in option or futures contracts relating to the underlying index or to a material number of index constituents in the primary market or markets for those options or contracts;

♦

any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

♦	a termination, suspension, absence or material limitation of trading in any futures contract included in the underlying index;

♦	a change in the settlement price of any futures contract included in the underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

♦	the settlement price is not published for any individual futures contract included in the underlying index;

♦	the underlying index is not published, and the calculation agent elects not to recompute the underlying index level, as described below under “Index Recomputation”; or

♦

any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to create, unwind or maintain all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be underlying index market disruption events:

♦	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

♦	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index, in any index constituent stocks, or in any futures contract on such index.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Index Recomputation

In the event that the underlying index is not published at any time on any scheduled trading day during the term of the Securities, the calculation agent may calculate the level of the underlying index in accordance with the formula for and method of calculating such underlying index last in effect prior to the disruption in publishing of the underlying index.

Index Constituent Market Disruption Event

When the calculation agent determines the starting level or ending level by reference to the index constituent VWAP with respect to any scheduled time interval (the “scheduled VWAP period”), the following terms relating to index constituent market disruption events will apply. If an index constituent market disruption event has occurred for two or more hours during the scheduled VWAP period with respect to one or more index constituents (the “disrupted time interval” and the related index constituents, the “affected index constituents”), the calculation agent may postpone the determination of the starting or ending level. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute an index constituent market disruption event, the calculation agent may waive its right to postpone the determination of the starting or ending level, if it determines that one or more of the events below has not and is not likely to materially impair its ability to determine the index constituent VWAP. In no event, however, will the determination of the index constituent VWAP as described in this section be postponed by more than three scheduled trading days.

Should the calculation agent elect to postpone the determination of the starting or ending level, the total duration of the disrupted time interval will be tacked or stapled on to the following trading day on which there is no index constituent market disruption event and the calculation agent will continue determining index constituent VWAP for the disrupted time interval on to the following trading day or days on which there is no index constituent market disruption event. The calculation agent will compute the index constituent VWAP based on a differing weightings associated with the volume weighted average prices determined on each relevant trading day based on the duration of the disrupted time interval and the volume, historical trading patterns and price of the affected index constituent.

In no event, however, will the determination of the index constituent VWAP be postponed by more than three scheduled trading days. If the determination of the index constituent VWAP is postponed to the last possible day, but a market disruption event for the affected index constituent occurs or is continuing on that day, that day will nevertheless be the date on which the index constituent VWAP for such affected index constituent will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the price that would have prevailed in the absence of the index constituent market disruption event and the calculation agent will use that estimate to compute affected index constituent VWAP, weighted as described above.

For the avoidance of doubt, an index constituent market disruption event for a particular index constituent will not necessarily be a market disruption event for another index constituent. If, on any index constituent determination date, no index constituent market disruption event with respect to a particular index constituent occurs or is continuing, then the determination of the index constituent VWAP will be made on the originally scheduled index constituent determination date, irrespective of the occurrence of an index constituent market disruption event with respect to one or more of the other index constituents.

Any of the following will be an index constituent market disruption event (and, together with the underlying index market disruption events, “market disruption events”) with respect to a particular index constituent related to a particular offering of the Securities, in each case as determined by the calculation agent:

♦	a suspension, absence or material limitation of trading in the index constituent in the primary market for such equity;

♦	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the index constituent; or

♦

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the index constituents in the primary market for those contracts by reason of any of:

♦	a price change exceeding limits set by that market,

♦	an imbalance of orders relating to those contracts, or

♦	a disparity in bid and ask quotes relating to those contracts,

will constitute an index constituent market disruption event relating to such index constituent.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to the index constituents will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be index constituent market disruption events:

♦

a limitation on the hours or numbers of days of trading in the index constituents (as the case may be) in the primary market for such index constituent, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

♦	a decision to permanently discontinue trading in the option or futures contracts relating to the index constituents.

An index constituent market disruption event for a particular offering of the Securities will not necessarily be an index constituent market disruption event for any other offering of the Securities.

Determination of the 3-Month USD LIBOR

For the purposes of calculating the index adjustment factor, the 3-month USD LIBOR will be, during the interest rate period, the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the last day of the prior interest rate period.

If the 3-month USD LIBOR cannot be determined as described above as of any date of determination, the 3-month USD LIBOR for such date of determination will be determined on the basis of the rates at which three month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “reference banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two of those quotations are provided, the 3-month USD LIBOR for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-month USD LIBOR for such date of determination will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period commencing as such date and in a representative amount. If fewer than two banks selected by the calculation agent provide quotes as described above, the 3-month USD LIBOR for that date of determination will be determined by the calculation agent in a commercially reasonable manner.

Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation

If any index sponsor permanently discontinues publication of the underlying index or the intraday index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then that successor index will be deemed to be the applicable underlying index or intraday index for all purposes relating to the Securities, including for purposes of determining the occurrence of an early redemption event or calculating the redemption amount.

If the calculation agent determines that the publication of the underlying index or intraday index has been permanently discontinued and that there is no successor index on any date when the level of such underlying index or intraday index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index or intraday index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index or intraday index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the index constituents or of the futures contracts on such underlying index or intraday index and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index constituent stocks or their issuers, as applicable, or is due to any other reason — that causes the underlying index or intraday index not to fairly represent the level of that underlying index or intraday index had such changes not been made or that otherwise affects the calculation of the level of the affected index, index return, starting level, ending level, underlying index level, early redemption level or the redemption amount, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying index level used to determine the occurrence of an early redemption event or rebalance event or the ending level used to determine the redemption amount is equitable. All determinations and adjustments to be made by the calculation agent with respect to the level of the affected index and the amount payable on the maturity date or on an early redemption settlement date or otherwise relating to the level of the index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars, for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

♦	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

♦	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due (the “due date”) and ending on the third business day after that day, unless:

♦	no quotation of the kind referred to above is obtained, or

♦	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the scheduled two business days objection period for the last default quotation period. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

♦	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

♦	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities on the maturity date or on an early redemption settlement date will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for the index constituents, as determined by the calculation agent.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities on the maturity date or on an early redemption settlement date, market disruption events, trading days, the default amount, the index return, the starting level, the ending level, the 3-month USD LIBOR, the occurrence of an early redemption event or a rebalance event, and the amount payable in respect of your Securities in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, London Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents or the underlying index prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

♦	acquire or dispose of long or short positions in the index constituents or other securities of issuers of the index constituent stocks;

♦

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;

♦

acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks or other securities; or

♦	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the applicable valuation dates. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or markets relating to the underlying index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment on the maturity date or on an early redemption settlement date of your Securities. See “Risk Factors” on page PS-15 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities who purchases your Securities at their issue price for cash and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

♦	a dealer in securities,

♦	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

♦	a bank or other financial institution,

♦	a regulated investment company or a real estate investment trust,

♦	a life insurance company,

♦	a tax-exempt organization including an individual retirement account or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively,

♦	a person that owns Securities as part of a straddle, hedging conversion transaction for tax purposes, or who enters into a “constructive sale” or “wash sale” with respect to the Securities,

♦	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Tax Treatment of the Securities

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the underlying index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated (and subject to the discussion below under “Alternative Treatments” in respect of any rebalancing or alternative treatment of dividend amounts included in the calculation of the level of the underlying index), you should generally not accrue any income with respect to the Securities during the term of the Securities prior to any sale or exchange of the Securities and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the components of the underlying index (subject to a non-recourse loan incurred by you), (ii) you should be required to recognize taxable gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) upon any change, rollover or rebalancing of the components of the underlying index or resetting the leverage ratio, (iii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your Securities, or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying index or that is attributable to ordinary income that is realized in respect of the index components (such as the dividend component of the underlying index). It is also possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities or the relevant portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value). You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

If one or more entities included in the underlying index are treated as a ‘pass-thru entity,’ including, for example, a real estate investment trust (“REIT”), a regulated investment company, such as an exchange traded fund (“ETF”), or other “pass-thru entity,” it is possible that the constructive ownership rules of Section 1260 of the Code may apply to your Securities. In such case, a portion of any long-term capital gain recognized by a U.S. holder with respect to the Securities that relates to such pass-thru entity might be recharacterized as ordinary income and subject to an interest charge. Accordingly, you should consult your tax advisor regarding the possible application of the constructive ownership rules to an investment in the Securities.

In addition, the Internal Revenue Service could potentially asset that you should be required to treat the amount attributable to the index adjustment factor as a separate investment expense. The deduction of any such deemed expense would generally be subject to a 2% floor on miscellaneous itemized deductions applicable to an investor who is an individual, trust or estate. Such amount would correspondingly increase the amount of gain and income or decrease the amount of loss that you recognize with respect to you Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Recent Legislation

Medicare Tax on Net Investment Income. Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. United States holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets. Under recently enacted legislation, United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” in excess of $50,000 (or in some cases a higher threshold) may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Unrelated Business Taxable Income

Tax-exempt entities (including individual retirement accounts and qualified pension or profit-sharing plans) generally are subject to federal income tax on their “unrelated business taxable income” (“UBTI”). Generally, UBTI is taxed at the regular trust (or, in the case of certain entities, corporate) U.S. federal income tax rates. UBTI is defined generally as any gross income derived by a tax-exempt entity from an unrelated trade or business that it regularly carries on, less the deductions directly connected with that trade or business. Section 512(b) of the Code provides that interest, dividends, dividend equivalents from certain securities loans, certain option premium, gain from the sale of property that is not held for sale to customers in the ordinary course of business and certain other types of income (to the extent not derived from debt-financed property) generally are not treated as UBTI. However, such investment income earned from property that is debt-financed constitutes UBTI. To the extent income and gain from the Securities are treated solely as capital gain and the Securities are not themselves treated as unrelated debt-financed property giving rise to “unrelated debt-finance income” (“UDFI”), income and gain from the Securities should not constitute UBTI as long as a tax-exempt entity itself does not incur debt to acquire or hold the Securities. Given the uncertainty regarding the treatment of the Securities, the Internal Revenue Service could asset that all or a portion of income or gain from the Securities constitutes UBTI, including possibly treating the Securities themselves as debt-financed property (because of the leverage factor or the index adjustment factor) giving rise to UDFI regardless of whether a tax-exempt entity incurs acquisition indebtedness with respect to the Securities or treating the adjustments to the underlying index attributable to dividends from component stocks of the underlying index as items of ordinary income that are not specifically excluded for UBTI. Tax-exempt entities (including individual retirement accounts and qualified plans) should consult their tax advisors with respect to the potential for realizing UBTI from an investment in the Securities.

Backup Withholding and Information Reporting.

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

♦

payments of principal and interest on the Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

♦	the payment of the proceeds from the sale of the Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

♦	fails to provide an accurate taxpayer identification number,

♦	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

♦	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of the Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of the Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

♦	the proceeds are transferred to an account maintained by you in the United States,

♦	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

♦	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of the Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

♦	a United States person,

♦	a controlled foreign corporation for United States tax purposes,

♦	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

♦	a foreign partnership, if at any time during its tax year:

♦	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

♦	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders

If you are not a United States holder and subject to recently proposed regulations under Section 871(m) of the Code (as discussed below), we do not intend to withhold for 30 percent United States withholding tax with respect to payments on your Securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status, including providing an IRS Form W-8BEN and the Securities are characterized as pre-paid derivative contracts. However, as discussed above, the IRS is studying whether non-U.S. persons should be subject to withholding on any deemed income accruals on certain derivative contracts and the IRS could assert that a portion attributable to the dividend component is subject to 30 percent United States withholding tax under current law.

Subject to recently proposed regulations under Section 871(m) of the Code (discussed below), gain from the sale or exchange of the Securities or settlement at maturity generally is not expected be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Possible Alternative Treatments. If the securities are treated as indebtedness, any income from the securities will not be subject to U.S. federal withholding or income tax if (i) you have provided a properly executed IRS Form W-8BEN and (ii) any income from the securities is not effectively connected with your conduct of a trade or business in the United States.

As described above under “— Supplemental U.S. Tax Considerations Alternative Treatments,” in 2007 Treasury and the Internal Revenue Service released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis.

Because the redemption amount is determined in part by reference to the underlying index, the performance of which depends in part on dividends paid by companies included in the underlying index, recently proposed regulations under Section 871(m) of the Code might apply to the securities. These proposed regulations generally would impose a withholding tax at a rate of 30%, subject to reduction under an applicable treaty, on amounts, attributable to U.S.-source dividends, that are paid or “deemed paid” after December 31, 2012 on certain financial instruments. While significant aspects of the application of these proposed regulations to the securities are uncertain, if these proposed regulations were finalized in their current form, we (or other paying agents) might determine that withholding is required with respect to the securities held by a non-U.S. holder or that the non-U.S. holder must provide information to establish that withholding is not required. We would not pay any additional amounts on account of any such withholding tax.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement at the original issue price thereof. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-32, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.